Exhibit 5
[Translation]
August 4, 2010
To Whom It May Concern:

Issuer of Real Estate Investment Trust Securities
Japan Single-residence REIT Inc.
9th Floor, Kamiyacho Sankei Building
7-2, Azabudai 1-chome, Minato-ku, Tokyo
Representative:	Akihiko Soga,
Executive Director
Securities Code:	8970

Asset Management Company
Japan Single-residence Asset Management Corp.
Representative:	Akihiko Soga,
President and CEO
Contact:	Hirohisa Toda,
General Manager,
Finance Division
TEL: +81-3-4412-1040
Notice Regarding Convocation of the Investors’ Meeting
Concerning Approval of Absorption-type Merger Agreement and Other Matters
Japan Single-residence REIT Inc. (“JSR”) announces that it has decided, at its board of officers’ meeting held today, to submit proposals at the sixth investors’ meeting to be held on September 1, 2010 (the “Investors’ Meeting”), regarding the approval of the merger agreement with CRESCENDO Investment Corporation (“CIC”) and the cancellation of the asset management entrustment agreement with Japan Single-residence Asset Management Corp. (“JSAM”).
The following matters shall become effective subject to approval of the Investors’ Meeting.
1. Regarding the approval of the merger agreement with CIC
As we announced in the “Notice Regarding Execution of Merger Agreement between CRESCENDO Investment Corporation and Japan Single-residence REIT Inc.” on June 21, 2010, JSR has agreed to merge with CIC setting October 1, 2010 (the “Effective Date”) as the effective date of the merger (such merger, the “REIT Merger”).

Rule 802 Legend
     This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.
     It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.
     You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

In the real estate market in Japan, while the demand compared with supply for real estate is still weakening due to the economic recession arising from the impact of the worldwide financial crisis triggered by the subprime loan problem, the trend of weak market rates for rent continue. Currently, the market environment for office and residence leasing is expected to continue to be severe. However, in the environment surrounding J-REITs, anxiety of investors and financial institutions seem to have decreased as a result of the actions taken by the government as part of its financial crisis countermeasures, such as the establishment of the Real Estate Market Stabilization Fund, showing signs of recovery as evidenced in a number of J-REITs announcements of restructuring by mergers, public equity offerings and purchases of new properties since last autumn.
Under these circumstances, JSR and CIC have reached mutual understanding that initiatives through the REIT Merger to resolve their financial problems, including increases in the finance cost and concerns about refinancing and to stabilize the financial base, as well as to expand the asset scale, to improve the portfolio quality by restructuring it and to improve liquidity of investment equities would contribute to achieving new growth and improving the investor value of both corporations. Therefore, JSR and CIC executed a merger agreement on June 21, 2010. The REIT Merger will be an absorption-type merger whereby CIC will be the surviving entity and JSR will be dissolved.
For details, please refer to the attached “Notice of Convocation of the Sixth Investors’ Meeting”.
We would appreciate it if investors would agree to the purpose of the REIT Merger and approve the merger agreement.
2.	Regarding the cancellation of the asset management entrustment agreement with JSAM
In association with the merger of JSR and CIC, it has been decided that the asset management entrustment agreement with JSAM be cancelled as of the Effective Date of the REIT Merger subject to the REIT Merger taking effect. This is, therefore, to request your approval of such cancellation.
Moreover, CIC has executed an asset management entrustment agreement with HEIWA REAL ESTATE Asset Management CO., Ltd. (“HRAM”), and entrusted to it the management of its assets. It is expected that HRAM will continue to manage CIC’s assets after the REIT Merger.
For details, please refer to the attached “Notice of Convocation of the Sixth Investors’ Meeting”.
3. Schedule

August 4, 2010	Meeting of the board of officers to approve proposals to be submitted to the Investors’ Meeting
August 17, 2010	Delivery of the notice of Convocation of the Investors’ Meeting (scheduled)
September 1, 2010	Holding of the Investors’ Meeting (scheduled)

*	Recipients of this document:

Kabuto Club, the Ministry of Land, Infrastructure and Transport Press Club, and the Ministry of Land, Infrastructure and Transport Press Club for Construction Publications.

*	Website of JSR:

http://jsreit.co.jp/eng/
[Provisional Translation Only]
The English translation of the original Japanese document is provided solely for information purposes. Should there be any discrepancies between this translation and the Japanese original, the latter shall prevail.

[Translation]
August 17, 2010
Dear Investors,
Japan Single-residence REIT Inc.
9th Floor, Kamiyacho Sankei Building
7-2, Azabudai 1-chome, Minato-ku, Tokyo
Akihiko Soga,
Executive Director
Notice of Convocation of the Sixth Investors’ Meeting
     Please be informed that the sixth Investors’ Meeting of Japan Single-residence REIT Inc. (hereinafter referred to as “JSR”) will be held as described below.
     Please note that if you are unable to attend the meeting, you may exercise your voting right in writing. Therefore, please review the Reference Material for the investors’ meeting below, indicate your approval or disapproval on the enclosed Voting Right Exercise Form, and have it delivered to us by mail by 6 p.m. (Japan Time) on Tuesday, August 31, 2010.
     In addition, JSR has established a provision that “In the event that an investor fails to attend the general investors’ meeting, and further fails to exercise the voting right, such investor is deemed to approve the proposals presented at such investors’ meeting. (If a multiple number of proposals are presented and there is any conflict among them, then all such proposals are excluded.)” pursuant to Article 14, Paragraph 1 of the current articles of incorporation in accordance with paragraph 1, Article 93 of the Act on Investment Trusts and Investment Corporations.
     Accordingly, please be aware that in the event that you are unable to attend the meeting or to exercise the voting right using the Voting Right Exercise Form, you will be deemed to have approved each of the proposals at the said investors’ meeting and number of voting rights held by you will be included in the number of voting rights of investors in attendance.

Rule 802 Legend
     This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.
     It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.
     You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Description

1. Date and Time:	Wednesday, September 1, 2010 at 10 a.m.

2. Venue:	Conference Room “501+502”, 5th floor, The AVIATION BUILDING, 18-1, Shimbashi 1-chome, Minato-ku, Tokyo (Please see the location information map on the last page.)

3. Matters for discussion at the Investors’ Meeting Proposed Agenda

Proposal 1:	Regarding the approval of the merger agreement with CRESCENDO Investment Corporation

Proposal 2:	Regarding the cancellation of the Asset Management Entrustment Agreement with Japan Single-residence Asset Management Corp.
End of Notice
•	Please submit the enclosed Voting Right Exercise Form at the reception when you attend the meeting.

•	If your proxy attends the meeting, we ask that you please submit at the reception a document evidencing that you have named a proxy on your behalf along with the Voting Right Exercise Form (qualified proxy is limited to another investor who holds a voting right pursuant to Article 12 of the articles of incorporation).

•	Method of announcing any amendment to the Reference Material for the investors’ meeting

If it is necessary to amend any matter to be stated in the Reference Material for the investors’ meeting by the day preceding the investors’ meeting, please be informed that we will post such amended matter on the homepage of JSR (http://www.jsrreit.co.jp/).

Reference Material for the Investors’ Meeting
Proposals and Additional Information
Proposal 1 Regarding the approval of the merger agreement with CRESCENDO Investment Corporation
1. Reasons for carrying out an absorption-type merger
JSR has agreed to merge with CRESCENDO Investment Corporation (hereinafter referred to as “CIC”) setting October 1, 2010 (hereinafter referred to as the “Effective Date”) as the effective date of the merger (hereinafter referred to as the “REIT Merger”).
In the real estate market in Japan, while the demand compared with supply for real estate is still weakening due to the economic recession arising from the impact of the worldwide financial crisis triggered by the subprime loan problem, the trend of weak market rates for rent continue. Currently, the market environment for office and residence leasing is expected to continue to be severe. However, in the environment surrounding J-REITs, anxiety of investors and financial institutions seem to have decreased as a result of the actions taken by the government as part of its financial crisis countermeasures, such as the establishment of the Real Estate Market Stabilization Fund, showing signs of recovery as evidenced in a number of J-REITs announcements of restructuring by mergers, public equity offerings and purchases of new properties since last autumn.
Under these circumstances, CIC and JSR have reached mutual understanding that initiatives through the REIT Merger to resolve their financial problems, including increases in the finance cost and concerns about refinancing and to stabilize the financial base, as well as to expand the asset scale, to improve the portfolio quality by restructuring it and to improve liquidity of investment equities would contribute to achieving new growth and improving the investor value of both corporations. Therefore, CIC and JSR executed a Merger Agreement on June 21, 2010. The REIT Merger will be an absorption-type merger whereby CIC will be the surviving entity and JSR will be dissolved.
In relation to the REIT Merger, the asset management agreement between JSR and JSR’s asset management company, Japan Single-residence Asset Management Corp. (hereinafter referred to as “JSAM”), is scheduled to be terminated upon the condition of the REIT Merger becoming effective with the approval of the investors’ meeting of JSR by proposing as the Proposal 2. HEIWA REAL ESTATE Asset Management CO., Ltd. (hereinafter referred to as “HRAM”), the asset management company of CIC, will continue to serve as the asset management company of the surviving investment corporation after the REIT Merger. Associated with this, as separately communicated through the “Notice Concerning Share Transfer of the Asset Management Company (Change in Parent Company)” dated June 21, 2010, HRAM will obtain all issued shares of JSAM as of September 2, 2010 (hereinafter referred to as the “Shares Transfer”) and make it wholly owned subsidiary of HRAM.
The REIT Merger is subject to approval by the investors’ meeting with respect to the approval of this proposal and Proposal 2 at the investors’ meeting.
We would appreciate it if you investors would agree to the purpose of the REIT Merger and approve the merger agreement.
2.	Summary of the content of the absorption-type merger agreement as provided in Attachment 1

3.	Summary of the content of the matters concerning the reasonableness of the merger consideration stipulated under item 1, paragraph 1, Article 193 of the Ordinance for Enforcement of the Act on Investment Trusts and Investment Corporations
(1)	Matters concerning the reasonableness of the total amount of the merger consideration, calculation method and allotment of equities
     Matters concerning the total amount of the merger consideration, merger ratio and allotment of equities are described in (i) below. JSR has determined that the total amount of the merger consideration, calculation method and allotment of equities are reasonable based on those described in (ii), (iii) and (iv).
(i) Matters concerning the total amount of the merger consideration, merger ratio and allotment of equities
CIC will allocate and issue such investment equities to the investors listed or recorded on the final investors’ list of JSR on the day before the Effective Date (hereinafter referred to as the “Allotment Target Investors”, but not including JSR, CIC, or the investors of JSR who requested that their equities be bought out under the provisions of Article 149-3 of the Act on Investment Trusts and Investment Corporations) at the rate of three equities of JSR for each investment equities of CIC held.

	CIC	JSR
	(Surviving entity)	(Entity to be absorbed)
Allotment of Equities in the REIT Merger	1	3
		(Reference: Before CIC equity split) 0.75 (Note)

Note: CIC plans a 4-for-one equity split with September 30, 2010 as the record date for the equity split and October 1, 2010 as the effective date. The allotment ratio above and the number of new equities to be issued and allotted by CIC are based on this equity split being made. Although the merger ratio before taking the equity split into consideration is one to 0.75, in the case of allotting equities of CIC at a ratio of 0.75 equities of CIC per one equity of JSR based on the merger ratio before taking the equity split into consideration, a large number of investors of JSR will receive only fractional equities of CIC. Therefore, prior to the allotment to JSR’s investors, a 4-for-one equity split for equities of CIC will be implemented, and after this equity split, allotment at a ratio of 3 equities (post-equity split) of CIC per one equity of JSR will be carried out.

Under the absorption-type merger agreement, the absorption-type merger agreement provides that if JSR has any distributable profits as of the day preceding the Effective Date of the REIT Merger (planned to be October 1, 2010), instead of cash distributions for JSR’s fiscal year from August 1, 2010 to the day preceding the Effective Date of the REIT Merger, CIC will pay the cash consideration for the REIT Merger that will be equivalent to the cash distributions for such period of JSR to JSR’s investors (the cash consideration for the REIT Merger in the amount of distributable profits as of the day preceding the Effective Date of the REIT Merger divided by JSR’s total number of the investment equities issued as of such date).
(ii) Basis of Calculation
JSR and CIC each requested its respective independent third party calculation agents to analyze the merger ratio in order to ensure the fairness and appropriateness in the calculation of the merger ratio for the REIT Merger.
JSR appointed ABeam M&A Consulting Ltd. (hereinafter referred to as “ABeam”) as their respective financial advisors for the REIT Merger, and CIC appointed Nikko Cordial Securities Inc. (hereinafter referred to as “NCS”) and GCA Advisory Corporation (hereinafter referred to as “GCA”), and in each case, JSR and CIC requested their respective financial advisors to perform financial analyses regarding the merger ratio for the Merger. The ratio shown in the outline of the calculation by Abeam, NCS and GCA is described as follows. Each of them is the ratio before equity split by CIC at the ratio of 4 equities per one equities of CIC as described in “(i) matters concerning the total amount of the merger consideration, merger ratio and allotment of equities”.
ABeam conducted its analysis of the merger ratio based on the market equity price method, dividend capitalization method, and net asset value method in order to produce a diverse analysis of the equity value of both CIC and JSR. A summary of the analysis performed by ABeam is as follows.

	Range for the merger ratio (before splitting the equities)
	CIC	JSR
Market equity price method	1	0.61~0.69
Dividend capitalization method	1	0.16~0.38
Net asset value method	1	0.93
NCS conducted its analysis of the merger ratio based on the market equity price method, comparable listed REITs method, discounted cash flow method, and net asset value method in order to produce a diverse analysis of the equity value of both JSR and CIC. A summary of the analysis performed by NCS is as follows.

	Range for the merger ratio (before splitting the equities)
	CIC	JSR
Market equity price method	1	0.61~0.68
Comparable listed REITs method	1	0.59~0.97
Discounted cash flow method	1	0.69~1.01
Net asset value method	1	0.90~0.95
GCA conducted its analysis of the merger ratio based on the market equity price method, comparable REITs method, discounted cash flow method, and net asset value method in order to produce a diverse analysis of the equity value of both CIC and JSR. A summary of the analysis performed by GCA is as follows.

	Range for the merger ratio (before splitting the equities)
	CIC	JSR
Market equity price method	1	0.61~0.68
Comparable REITs method	1	0.53~0.80
Discounted cash flow method	1	0.54~0.78
Net asset value method	1	0.94
(iii) Background to Calculation
The merger ratio for the REIT Merger as described above in “(i) Matters concerning the total amount of the merger consideration, merger ratio and allotment of equities” was finally determined to be appropriate by JSR and CIC and they reached an agreement, as a result of careful discussions and negotiations whilst considering various factors regarding JSR and CIC, such as the financial results, the status of assets and liabilities, prospects of the business, the synergies to be created by the REIT Merger, and the results of the financial analyses conducted by the financial advisors to JSR and CIC.
(iv)	Relationship with Calculation Agents

Abeam, NCS and GCA do not fall under the definition of an “Affiliated Party” of JSR or CIC as set forth in Article 67, Paragraph 4 of the Ordinance Regarding Calculation of the Investment Corporation (Cabinet Ordinance No. 47 of 2006, as amended).
(2)	Matters concerning the reasonableness of the provisions pertaining to the matters relating to the total amount of capital investment by the absorption-type merger surviving entity (CIC)
(i)	Total capital investment: 0 yen

(ii)	Retained earnings: The amount obtained by subtracting the amount prescribed in the preceding item from the amount of changes in net assets prescribed in Article 22, Paragraph 1 of the Ordinance concerning the Account of the Investment Corporations (Government Ordinance No. 42 of 2006, as amended).
JSR has determined the above stated matters concerning the amount of total capital investment upon taking into consideration the Ordinance concerning the Account of Investment Corporations and other fair accounting standards, etc., and considers that the content thereof is reasonable.
(3)	Reasons for having selected monies (cash consideration for the REIT Merger) as a part of the merger consideration
Under the absorption-type merger agreement, if JSR has any distributable profits as of the day preceding the Effective Date of the REIT Merger (planned to be October 1, 2010), instead of cash distributions for JSR’s fiscal year from August 1, 2010 to the day preceding the Effective Date of the REIT Merger, CIC will pay the cash consideration for the REIT Merger that will be equivalent to the cash distributions for such period of JSR to JSR’s investors (the cash consideration for the REIT Merger in the amount of distributable profits as of the day preceding the Effective Date of the REIT Merger divided by JSR’s total number of the investment equities issued as of such date). The provision described above is, since the Business Period of JSR will be terminated in accordance with becoming effective of the REIT Merger, intended to ensure the equity between the investors of both JSR and CIC by delivering to JSR’s investors the monies equivalent to distributions for such period.
4.	Matters to be referred to concerning the merger consideration provided in item 2, paragraph 1, Article 193 of the Ordinance for Enforcement of the Act on Investment Trusts and Investment Corporations
(1)	Establishment of CIC’s Articles of Incorporation

As described in Attachment 2
CIC has decided to make a proposal concerning partial amendment to the articles of incorporation at a investors’ meeting scheduled on September 17, 2010. The content of such proposal has not been fixed at present.
(2)	Matters concerning the method of converting the investment equities issued as the merger consideration
(i)	Markets in which such investment equities are traded: CIC’s investment equity is listed on the real estate investment trust securities market of the Tokyo Stock Exchange.

(ii)	Persons who intermediate, act as agents or representatives in the transactions of such investment equities: The trading participants or member securities companies, etc. of the Stock Exchange stated in (i).
(3)	Matters concerning the market price of the investment equity issued as the merger consideration
The following provides the highest and the lowest prices as well as the volume of sales of the CIC investment equity for each month in the last 6 months:

Highest and lowest monthly equity price and sales
Monthly	January 2010	February 2010	March 2010	April 2010	May 2010	June 2010
Highest (yen)	126,300	124,700	129,800	170,600	163,000	156,600
Lowest (yen)	121,400	116,100	119,600	129,000	147,600	138,000
Sales (equities)	5,256	4,310	4,214	8,647	4,808	4,868
(Note)	The highest and the lowest investment equity prices are based on the closing price in the real estate investment trust securities market of the Tokyo Stock Exchange.
5.	Matters concerning financial statements provided under item 3, paragraph 1, Article 193 of the Ordinance for Enforcement of the Act on Investment Trusts and Investment Corporations
(1)	Matters concerning the absorption-type merger surviving entity (CIC)
(i)	The content of the financial statements relating to the final business period, asset management report and statements of cash dividends. As described in Attachment 3

(ii)	Contents of the disposition of any significant asset or any assumption of significant liability arising after the last day of the final business period, and other events causing significant impact on the asset condition of the investment corporation.

At the meeting of the board of officers held on June 21, 2010, CIC has resolved to split each unit of its investment equity held by the investors entered in the investors’ register of CIC as of September 30, 2010 into 4 units of investment equity. Such investment equity split shall become effective as of October 1, 2010 (i.e., the Effective Date) subject to the conditions that at the investors’ meeting of CIC and this investors’ meeting, all agenda items in connection with the REIT Merger have been approved and that the merger agreement with respect to the REIT Merger has not been terminated or become void on or prior to the day preceding the Effective Date.
(2)	Matters concerning the entity to be absorbed by absorption-type merger (JSR)
Contents of the disposition of any significant asset or any assumption of significant liability arising after the last day of the final fiscal year, and other events causing a significant effect on the asset condition of the investment corporation:
The significant events involving JSR after the closing of the 9th period (January 31, 2010) are as follows:
Please note that since the financial statements for the 10th period (from February 1, 2010 to July 31, 2010) have not be approved in accordance with paragraph 2, Article 131 of the Act on Investment Trusts and Investment Corporations, the last day of the last fiscal period shall be the closing of the 9th period.
(i)	Borrowing of funds
i.	As of March 31, 2010, JSR borrowed the following fund to repay JPY519 million short-term loan, the due date of which fell on March 31, 2010.

Lender	The Musashino Bank, Ltd.
Amount borrowed	JPY519,000,000
Interest rate	3 months TIBOR+1.50%
Date borrowed	March 31, 2010
Manner of principal repayment	lump sum payment on the principal payment due date
Repayment date	September 30, 2010
Collateral	Secured
ii.	As of June 30, 2010, JSR borrowed the following fund to repay JPY13,250 million long-term loan, the due date of which fell on June 30, 2010.

Lender	The Tokyo Star Bank, Limited
Amount borrowed	JPY13,250,000,000
Interest rate	TIBOR+3.00% applicable to the interest period
Date borrowed	June 30, 2010
Manner of principal repayment	lump sum payment on the principal payment due date
Repayment date	June 30, 2011
Collateral	Secured
(ii)	Extention of loans
i.	JSR and relevant financial institutions agreed to change the repayment date of the short-term loans, the due date of which fell on February 26, 2010.

Lender	Amount borrowed	Original repayment date	Extended repayment date
syndication (6 institutions)*	JPY10,554,000,000	February 26, 2010	May 31, 2010
Aozora Bank, Ltd.	JPY6,130,000,000	February 26, 2010	March 31, 2010
The Musashino Bank, Ltd.	JPY519,000,000	February 26, 2010	March 31, 2010

*	6 institutions which make up the syndication are The Chuo Mitsui Trust and Banking Company, Limited, Aozora Bank, Ltd., Mizuho Trust & Banking Co., Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Resona Bank, Limited.
ii	JSR and relevant financial institutions agreed to change the repayment date of the short-term and long-term loans, the due date of which fell on March 31, 2010.

Lender	Amount borrowed	Original repayment date	Extended repayment date
Aozora Bank, Ltd.	JPY6,130,000,000	March 31, 2010	April 30, 2010
GE Japan Corporation	JPY13,300,000,000	March 31, 2010	April 30, 2010
JSR has made a partial prepayment of the borrowing from GE Japan Corporation in the amount of JPY300 million.
iii.	JSR and relevant financial institutions agreed to change the repayment date of the short-term and the long-term loans, the due date of which fell on April 30, 2010.

Lender	Amount borrowed	Original repayment date	Extended repayment date
Aozora Bank, Ltd.	JPY6,130,000,000	April 30, 2010	May 31, 2010
GE Japan Corporation	JPY13,250,000,000	April 30, 2010	May 31, 2010
JSR has made a partial prepayment of the borrowing from GE Japan Corporation in the amount of JPY50 million.
iv.	JSR and relevant financial institutions agreed to change the repayment date of the short-term and the long-term loans, the due date of which fell on May 31, 2010.

Lender	Amount borrowed	Original repayment date	Extended repayment date
syndication (6 institutions)*	JPY10,554,000,000	May 31, 2010	August 31, 2010
Aozora Bank, Ltd.	JPY6,130,000,000	May 31, 2010	August 31, 2010
GE Japan Corporation	JPY13,250,000,000	May 31, 2010	June 30, 2010

*	6 institutions which make up the syndication are The Chuo Mitsui Trust and Banking Company, Limited, Aozora Bank, Ltd., Mizuho Trust & Banking Co., Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Resona Bank, Limited.
JSR has repaid all the borrowing from GE Japan Corporation as of June 30, 2010.

Proposal 2 Regarding the cancellation of the Asset Management Agreement with Japan Single-residence Asset Management Corp.
In association with the merger of JSR and CIC, it has been decided that the Asset Management Agreement with JSAM be cancelled as of the Effective Date of the REIT Merger subject to the REIT Merger taking effect. This is, therefore, to request your approval of such cancellation.
Moreover, CIC has executed an asset management entrustment agreement with HRAM, and entrusted to it the management of its assets. It is expected that HRAM will continue to manage CIC’s assets after the REIT Merger.
This proposal shall be made subject to the approval of the Proposal 1 “Regarding the approval of the merger agreement with CRESCENDO Investment Corporation” in its original form.
Additional Information
In the event any conflicting proposals exist in the proposals submitted to the investors’ meeting, the provisions of the “deemed consent” stipulated in Article 14 of the certificate of incorporation of JSR will not be applicable to either of these proposals. Moreover, neither of above stated Proposals 1 and 2 falls within the meaning of “conflicting proposals.”
     End of document

Attachment 1
(Translation)

MERGER AGREEMENT

June 21, 2010

MERGER AGREEMENT
CRESCENDO Investment Corporation (hereinafter referred to as “CIC”) and Japan Single-residence REIT Inc. (hereinafter referred to as “JSR”) hereby enter into this Merger Agreement (hereinafter referred to as this “Agreement”) concerning the merger between CIC and JSR (hereinafter referred to as the “REIT Merger”):
Article 1 (Form of Merger)
CIC and JSR shall implement an absorption-type merger (kyushu-gappei) under Article 147 of the Act on Investment Trusts and Investment Corporations (Law No. 198 of 1951, as amended) (hereinafter referred to as the “Investment Trusts Act”), under which CIC shall be the surviving entity and JSR shall be the entity that is to be absorbed.
Article 2 (Trade Name and Address of the Merging Entities)
The trade name and address of the surviving entity and the entity to be absorbed is as follows:
(1)	Trade name and address of the surviving entity

Trade name	:	CRESCENDO Investment Corporation
Address	:	5-1, Atago 2-chome, Minato-ku, Tokyo
(2)	Trade name and address of the entity to be absorbed

Trade name	:	Japan Single-residence REIT Inc.
Address	:	7-2, Azabudai 1-chome, Minato-ku, Tokyo
Article 3 (Split of CIC’s Investment Equity)
Subject to the satisfaction of all the conditions precedent stipulated in Article 16 hereof, CIC shall split each unit of its investment equity held by the investors entered or recorded in the last investors’ register of CIC as of the day preceding the effective date of the REIT Merger (hereinafter referred to as the “Effective Date”) into four (4) units of investment equity by the Effective Date (said split hereinafter referred to as the “Investment Equity Split”).

Article 4	(Method for Calculation of Number of Units of Investment Equity to be Allotted at Time of REIT Merger and Matters regarding such Allotment)
1.	At the time of the REIT Merger, CIC shall issue new units of investment equity in such number as is calculated by multiplying the aggregate number of units of investment equity in JSR held by investors entered or recorded in the last investors’ register of JSR as of the day preceding the Effective Date (excluding CIC, JSR and the investors of JSR who have requested the purchase of their units of investment equity pursuant to the provisions of Article 149-3 of the Investment Trusts Act, hereinafter referred to as the “Allotment Target Investors”) by three (3), and shall allot to the Allotment Target Investors three (3) units of investment equity in CIC per unit of investment equity in JSR (hereinafter referred to as the “Merger Ratio”) held by such Allotment Target Investors; provided, however, that such allotment and the effectuation of the REIT Merger are subject to the condition that CIC has completed the Investment Equity Split by the Effective Date. If the Investment Equity Split

has not been completed by the Effective Date, CIC and JSR shall change the Effective Date prescribed in Article 6 and take such other necessary measures for the completion of the REIT Merger as the parties agree to upon sincere consultation.
2.	In the case of the preceding paragraph, if any fraction of less than one unit of investment equity accrues in respect of the units of investment equity in CIC to be allotted to the Allotment Target Investors, CIC shall treat such fraction pursuant to the provisions of Article 149-17 of the Investment Trusts Act.
Article 5 (Matters regarding Total Amount of Investment of the Surviving Entity)
The amount by which the total amount of investment and the investment surplus is to increase upon the REIT Merger shall be as follows; provided, however, that CIC and JSR may change such amount upon mutual consultation and agreement, taking into consideration the financial condition of CIC and JSR as of the day preceding the Effective Date:

(1)	Total amount of investment	:	zero (0) JPY

(2)	Investment surplus	:	The amount obtained by deducting the amount set forth in the preceding item from the amount of increase or decrease in the investors’ equity, etc. as a result of the REIT Merger, as provided in Article 22, Paragraph 1 of the Ordinance concerning the Account of the Investment Corporations (Cabinet Office Ordinance No. 47 of 2006, as amended)
Article 6 (Effective Date)
The Effective Date shall be October 1, 2010; provided, however, that CIC and JSR may change the Effective Date upon mutual consultation and agreement, if necessary in order to complete the procedures for the REIT Merger or for any other reason.
Article 7 (Investors’ Meeting)
1.	Pursuant to the provisions of Article 149-7, Paragraph 2 of the Investment Trusts Act, CIC shall implement the absorption-type merger (kyushu gappei) without obtaining approval for this Agreement at an investors’ meeting stipulated in Article 149-7, Paragraph 1 of the Investment Trusts Act; provided, however, that CIC shall hold an investors’ meeting on September 17, 2010 or such other day as separately agreed on and determined by CIC and JSR and request approval of the changes to the articles of incorporation of CIC and other agenda items separately agreed on by and between CIC and JSR at the investor’s meeting, such approval to be subject to the condition that the REIT Merger be effective.
2.	JSR shall hold an investors’ meeting on September 1, 2010 or such other day as separately agreed on and determined by CIC and JSR and request approval of (i) this Agreement, (ii) the termination of the asset management agreement with Japan Single-residence Asset Management Corp. dated February 16, 2005 (as amended, hereinafter referred to as the “JSR Asset Management Agreement”) subject to the condition that the REIT Merger be effective, and (iii) other agenda items separately agreed on by and between CIC and JSR, at such investors’ meeting. JSR shall use its best efforts to have such agenda items approved at the investors’ meeting and take measures (including, but not limited to, the relevant explanation and request to the major investors) that CIC reasonably requires.
Article 8 (Trade Name and Related Entities, etc. of CIC after REIT Merger)
1.	CIC’s trade name, which is CRESCENDO Investment Corporation, shall not be changed in the course of the REIT Merger; provided, however, that CIC and JSR may change it by mutual agreement through consultation.
2.	CIC’s officers after the REIT Merger shall be as follows; provided, however, that CIC and JSR may change such officers by mutual agreement through consultation:
(1)	Executive Director: Masaaki Higashihara

(2)	Supervisory Directors: Kazutoshi Otsubo, Eiichiro Yokoyama and Takashi Sugiura
3.	The asset management company (which shall mean an asset management company as referred to in Article 2, Paragraph 19 of the Investment Trusts Act; hereinafter the same), the asset custodian company (which shall mean an asset custody company as referred to in Article 2, Paragraph 20 of the Investment Trusts Act; hereinafter the same), the general administrative service provider (which shall collectively mean administrative agents as referred to in Article 2, Paragraph 21 of the Investment Trusts Act, to which the services set forth in each Item of Article 117 of the Investment Trusts Act shall be entrusted; hereinafter the same) and the accounting auditor of CIC shall not be changed in the course of the REIT Merger; provided, however, that CIC and JSR may change these by mutual agreement through consultation. Provided further that among the agreements with the general administrative service provider of JSR, the agreement with The Chuo Mitsui Trust and Banking Company, Limited (“Chuo Mitsui Trust & Banking”), as the special account administrator, shall be assigned to CIC in the course of the REIT Merger, and Chuo Mitsui Trust & Banking shall become CIC’s general administrative service provider.
4.	JSR shall, subject to the condition that the REIT Merger be effective, terminate the JSR Asset Management Agreement without itself bearing any payment liability other than the consideration to be paid for the period ending as of the Effective Date in accordance with Article 9, Paragraph 1 of the JSR Asset Management Agreement and the reimbursement in the amount equivalent to those of the costs, out-of-pocket expenses, advanced money, and other amounts, which are paid by Japan Single-residence Asset Management Corp. for the account of JSR and to which Japan Single-residence Asset Management Corp. is entitled to claim for reimbursement in accordance with the category of charge set forth in Article 10, Paragraph 3 of the JSR Asset Management Agreement. JSR shall use its best efforts to have such termination approved at the investors’ meeting of JSR set forth in Article 7, Paragraph 2 hereof. In addition, for the avoidance of doubt, CIC and JSR hereby mutually confirm that the assignment of JSR’s assets in the course of the REIT Merger shall not constitute a sale of assets which incurs the asset investment fees No.3 for Japan Single-residence Asset Management Corp. set forth in the JSR Asset Management Agreement.
5.	JSR shall terminate the asset custody agreement with its asset custodian company, the audit agreement with its accounting auditor, the administrative service agreements with its general administrative service providers (excluding the agreement regarding administration of special account with Chuo Mitsui Trust & Banking) and any other agreement that CIC and JSR separately agree to be terminated by JSR, effective as of the Effective Date (or such other day as CIC and JSR otherwise agree on) on such conditions as are reasonably satisfactory to CIC and without bearing any penalty charges and other payment liabilities, unless CIC and JSR otherwise agree thereto through mutual consultation. In terminating the agreements, JSR shall endeavor to have its asset custodian company, accounting auditor and general administrative service providers fully perform the handover of their respective services to CIC’s asset custodian company, accounting auditor and general administrative service providers.
6.	Notwithstanding the preceding paragraph, JSR shall have its accounting auditor audit the financial statements of JSR for the fiscal period ending on the last day of July 2010, as is required under the Financial Instruments and Exchange Act (Law No. 25 of 1948, as amended).
Article 9 (Cash Distribution by Merger)
CIC shall pay to the Allotment Target Investors the merger cash distribution in the amount calculated by the following formula (any fractional amount less than one (1) JPY shall be disregarded), , per one unit of investment equity in JSR held by them, in lieu of the cash distribution payable to JSR’s investors for the fiscal period of JSR ending on the day preceding the Effective Date (hereinafter referred to as the “JSR’s Fiscal Period”), within such period after the Effective Date as is reasonable taking into consideration the determination of profit for JSR’s Fiscal Period, the payment processing of merger cash distribution and other factors:

amount of cash		JSR’s distributable profit
distribution by merger		as of the day preceding the Effective Date

per one unit of	=	number of units of investment equity in JSR
investment equity		outstanding as of the day preceding the Effective
Date
In the formula set forth above, the term “JSR’s distributable profit as of the day preceding the Effective Date” shall mean the amount calculated by deducting the sum of the total amount of investment, the investment surplus, the appraisal or exchange profit or loss, the conversion profit or loss and other amount from the net assets of JSR, as of the day preceding the Effective Date.
Article 10 (Distribution of Profits)
1.	As the cash distribution for the respective fiscal periods of CIC and JSR ending prior to the Effective Date (excluding the JSR’s Fiscal Period set forth above) substantially all amount of the respective profits stipulated in Article 137,

Paragraph 1 of the Investment Trusts Act (hereinafter referred to as the “Distributable Profits”) (excluding any fractional amount less than one (1) JPY per unit of investment equity) to the respective investors or the registered pledgees of units of investment equity entered or recorded in the last respective investors’ registers as of the last day of each fiscal period.
2.	CIC shall adopt a resolution at the board of officers to be held in July 2010 on the distribution of the Distributable Profits for the fiscal period ended on May 31, 2010 and start to pay the distributions by the Effective Date.
Article 11 (Assumption of Corporate Property)
On the Effective Date, CIC shall assume any and all assets, liabilities, rights and obligations of JSR existing as of the Effective Date.
Article 12 (Management, etc. of Corporate Property)
From the execution date of this Agreement until the Effective Date, CIC and JSR shall each conduct their respective businesses and manage and operate their respective properties with the due care of a good manager, or have their respective asset management companies, asset custodian companies, general administrative service providers or other third parties do so and, with respect to the actions that may materially affect their respective assets, rights or obligations (including, but not limited to, issue of investment equity, borrowing, issue of investment corporation bonds, amendment to conditions thereof, accelerated repayment, entering into a settlement agreement, entering into an sale or purchase agreement of property or implementation thereof), CIC and JSR shall take such action only with the prior written consent of the other party, unless otherwise expressly provided for in this Agreement. Such consent shall not be unreasonably withheld or refused.
Article 13 (Notice and Matters for Consultation)
1.	Notwithstanding the provisions of the preceding article and Article 15, Paragraph 2(v), CIC may, subject to the provisions of this Agreement, amend the articles of incorporation, asset management agreement, asset custody agreement, and general administrative service agreements that it has entered into in connection with the REIT Merger and any other agreements it has entered into with any third party, and in such case, shall notify JSR of such amendment in advance.
2.	JSR shall, with regard to the necessity of amendment to or cancellation of any agreements it has entered into with any third party, reach agreement with CIC and Canal Investment Trust Co., Ltd. upon consultation and deliberation in good faith, and shall use its best efforts to effect such amendment or cancellation in accordance with said agreement with CIC and Canal Investment Trust Co., Ltd; provided, however, that JSR shall cause the trustee to amend the property management agreement entered into by the trustee with respect to the trust beneficiary right held by JSR, such that the agreement is, in substance, reasonably satisfactory to CIC. JSR shall notify CIC of the content of such amendment to the property management agreement within two (2) months after the execution of this Agreement, and CIC shall make a reasoned reply to JSR as to whether it accepts such amendment as reasonably satisfactory within two

(2) weeks after the receipt date of such notice. If CIC does not accept such amendment as reasonably satisfactory, JSR shall consult with CIC in good faith and reconsider the amendment, and the parties hereto shall take the procedures set forth in the preceding sentence.
3.	Each of CIC and JSR shall give notice to the other party without delay, if, during the period prior to and including the Effective Date, it is aware of any event which may reasonably have a material impact on its business or financial condition or the REIT Merger (including, without limitation, notice of cancellation or claim for reduction of rent from main tenants, breach of financial covenants under loan agreements and any other provisions). In such case, the parties hereto shall discuss and consider the countermeasures thereto in good faith and shall use best efforts to resolve such issues.
Article 14 (Procedures under U.S. Securities Laws)
JSR shall, upon request of CIC, provide CIC with information regarding the investors of JSR and any other information necessary for CIC to confirm whether the Form F-4 filing procedures are required with respect to the REIT Merger under the Securities Laws in U.S., and each of CIC and JSR shall mutually cooperate to the maximum extent in order to confirm the necessity or otherwise of such procedures.
Article 15 (Agreements with Third Parties)
1.	(i) JSR shall, during the period prior to and including the day preceding the Effective Date, continue to comply with its obligations under the loan agreement, the trust agreement and any other agreements that JSR has entered into with any third party (hereinafter referred to as the “JSR Existing Agreements”); (ii) notwithstanding the preceding (i), if on or prior to the day preceding the Effective Date, JSR breaches any of the financial covenants or any other provisions with regard to its borrowings from financial institutions, JSR shall, with regard to such breach, use its best efforts to obtain from such financial institutions a suspension of any demand for accelerated payment, regrant of the forfeited benefit of time under the relevant contract, and any other agreement reasonably requested by CIC; (iii) with regard to its borrowings which are due to be repaid on June 30, 2010, JSR shall use its best efforts to obtain refinancing with the repayment date, interest rate and other conditions that will be separately informed by JSR to CIC; (iv) JSR shall use its best efforts, with regard to its borrowings which are due to be repaid during the period from on and after July 1, 2010 until prior to the Effective Date, to obtain refinancing for which the repayment date, interest rate and other conditions are reasonably satisfactory to CIC, and with regard to the borrowings by JSR which are not due to be repaid prior to the Effective Date, to change the borrowing conditions, such as the repayment date, interest rate and other conditions, as may be reasonably requested by CIC, and JSR shall, with regard to such refinancing and change of conditions, consent to CIC or any person designated by CIC cooperating to a reasonable extent with JSR in its communications with the relevant financial institution; (v) under the JSR Existing Agreements, if any act by JSR or CIC after the REIT Merger contemplated under the REIT Merger or this Agreement requires consent of the other party to such JSR Existing Agreement, JSR shall use its best efforts to obtain such consent in writing from that other party by the day preceding the Effective Date; and (vi) in addition to (i) to (v) above, JSR shall not make material change with regard to the JSR Existing Agreements or enter into any new agreements (except where the agreement is entered into with the audit corporation or it is an agreement in relation to the maintenance of the property held by JSR, or it is any other standard agreement entered into in the ordinary course of business, the amount of payment under which is less than JPY 3 million; in each such case, JSR shall give written notice to CIC) without prior consent of CIC, and shall, upon reasonable request of CIC, use its best efforts to take the action necessary for JSR or CIC after the REIT Merger to act as contemplated under the REIT Merger or this Agreement. CIC shall cooperate with JSR to the maximum extent with respect to the measures stated above.
2.	(i) CIC shall, during the period prior to and including the day preceding the Effective Date, continue to comply with its obligations under the loan agreement, the trust agreement and any other agreements that CIC has entered into with any third party (hereinafter referred to as the “CIC Existing Agreements”); (ii) notwithstanding the preceding (i), if on or prior to the day preceding the Effective Date, CIC breaches any of the financial covenants or any other provisions with regard to its borrowings from financial institutions, CIC shall, with regard to such breach, use its best efforts to obtain from such financial institutions a suspension of any demand for accelerated payment, regrant of the forfeited benefit of time under the relevant contract, and any other agreement reasonably requested by JSR; (iii) CIC shall cooperate with JSR in its communications with the relevant financial institution, with regard to the borrowings by JSR that are due to be repaid during the period from on and after July 1, 2010 until prior to the Effective Date, in order to obtain refinancing with the repayment date, interest rate and other conditions which are reasonably satisfactory to CIC, and with regard to the borrowings by JSR that are not due to be repaid prior to the Effective Date, in order to change the borrowing conditions, such as the repayment date, interest rate and other conditions, as may be reasonably requested by CIC; (iv) under the CIC Existing Agreements, if any act by CIC contemplated under the REIT Merger or this Agreement requires consent of the other party to such CIC Existing Agreement, CIC shall use its best efforts to obtain such consent in writing from that other party by the day preceding the Effective Date; and (v) in addition to (i) to (iv) above, CIC shall not enter into any new agreements (except where the agreement is entered into with the audit corporation or it is an agreement in relation to the maintenance of the property held by CIC, or it is any other standard agreement entered into in the ordinary course of business, the amount of payment under which is less than JPY 10 million; in each such case, CIC shall give written notice to JSR) without prior consent of JSR, and shall, upon reasonable request of JSR, use its best efforts to take the action necessary for CIC to act as contemplated under the REIT Merger or this Agreement. JSR shall cooperate with CIC to the maximum extent with respect to the measures stated above.
3.	(i) if the parties hereto breach any of the financial covenants or any other provisions with regard to the CIC’s borrowings due to CIC’s assumption of the loan indebtedness of JSR in accordance with the REIT Merger, they shall negotiate with the relevant financial institution and shall use best efforts to obtain from such financial institutions an easing of the obligations under the financial covenants, a suspension of any demand for accelerated payment, regrant of the forfeited benefit of time under the relevant contract, and any other remedies, and (ii) with regard to the properties held by each party, the matters separately agreed to be remedied shall be handled as separately agreed.
Article 16 (Conditions Precedent to the REIT Merger)
The satisfaction of the following items as of the beginning of the Effective Date is condition precedent for the REIT Merger. If any of the following items are not satisfied, even in part, as of the Effective Date, the party that would benefit due to satisfaction of that condition may choose not to proceed with the REIT Merger, and such party may waive such conditions, in whole or in part, upon consultation with the other party; provided, however, that even the waiver of all or a part of such conditions shall not be regarded as satisfaction of the following items, and such waiver shall not preclude any indemnity for damages or claim for indemnity pursuant to Article 19 and any other rights of the parties hereto under this Agreement.
(1)	approval of each investors’ meeting of the parties hereto necessary to perform the matters contemplated in relation to or associated with the REIT Merger, and completion of performance of any other procedures and obtaining any other licenses pursuant to the applicable laws and ordinances;

(2)	the obligations of the parties hereto provided for in this Agreement have been performed in all material respects;

(3)	with regard to the borrowings by JSR which are due to be repaid on June 30, 2010, the refinancing has been completed using borrowed money the repayment date, interest rate and other conditions for which JSR separately provides to CIC in advance;

(4)	with regard to the borrowings by JSR which are due to be repaid during the period from on and after July 1, 2010 until prior to the Effective Date, the refinancing has been completed using borrowed money the repayment date, interest rate and other conditions for which are reasonably satisfactory to CIC, and with regard to the borrowings by JSR which are not due to be repaid prior to the Effective Date, the changes, if any, have been completed such that the borrowing conditions such as the repayment date, interest rate and other conditions are as reasonably requested by CIC;

(5)	JSR has complied with the matters provided for in Article 15, Paragraph 1, and has obtained the agreement provided for in (ii) of the same paragraph and the consent provided for in (v) of the same paragraph and has handled as provided for in Article 15, Paragraph 3 by the day preceding the Effective Date;

(6)	CIC has complied with the matters provided for in Article 15, Paragraph 2, and has obtained the agreement provided for in (ii) of the same paragraph and the consent provided for in (iv) of the same paragraph and has handled as provided for in Article 15, Paragraph 3 by the day preceding the Effective Date;

(7)	CIC and JSR have reasonably confirmed respectively that the Form F-4 filing procedures for the REIT Merger are not required under the Securities Laws in U.S.;

(8)	CIC has reasonably determined that the JSR Asset Management Agreement, the custody agreement and each general administrative service agreement entered into between JSR and its asset management company, the asset custodian company and the general administrative service providers respectively are expected to be terminated subject to the effectuation of the REIT Merger;

(9)	CIC has reasonably determined that the property management agreement or other agreement with the third party concluded by JSR as provided for in Article 13, paragraph 2 hereof have been, or expected to be, amended or terminated as reasonably considered necessary by CIC;

(10)	CIC and JSR have confirmed that positive goodwill will not be recognized in the REIT Merger (and the parties have agreed to measures to ensure that positive goodwill will not be recognized) and have agreed to appropriate method of depreciation of negative goodwill of CIC after the REIT Merger;

(11)	No petition for the commencement of the procedures for bankruptcy, civil rehabilitation or any other similar insolvency procedures is made by or made against CIC or JSR; and

(12)	CIC and JSR have reasonably determined that there is no material ground or event (including, but not limited to, changes which have material adverse effect on corporate value, financial condition, operating results, cash flow, business, debt or revenue plan for the future of the other party) which interferes with or makes significantly difficult the completion of the REIT Merger.
Article 17 (Change of Terms of Merger and Termination of this Agreement)
1.	During the period commencing on and from the date of execution of this Agreement until the Effective Date, CIC may terminate this Agreement by giving a written notice to JSR after consultation with JSR if any of the following events has occurred and continues to exist:
(1)	if a petition for the commencement of procedures for bankruptcy, civil rehabilitation or any other similar insolvency procedures is made by or made against JSR;

(2)	if there is a material breach by JSR of any of its obligations under this Agreement and it has not been cured after two (2) weeks following the delivery of written request for the correction of such breach;

(3)	if any administrative penalty is imposed by any competent authority on JSR, such as cancellation of any registration, that would be materially detrimental to the implementation of the REIT Merger;

(4)	if it is reasonably determined that the implementation of the Merger has become impossible or extremely difficult due to the occurrence of any material change with respect to the assets or the managing condition of JSR, such as material defect found in the property held by JSR, due to any natural disaster or other reason; or

(5)	if the REIT Merger has not been implemented by March 1, 2011 due to reasons not attributable to CIC.
2.	During the period commencing on the date of execution of this Agreement until the Effective Date, JSR may terminate this Agreement by giving a written notice to CIC after consultation with CIC if any of the following events has occurred and continued to exist:
(1)	if a petition for the commencement of procedures for bankruptcy, civil rehabilitation or any other similar insolvency procedures is made by or made against CIC;

(2)	if there is a material breach by CIC of any of its obligations under this Agreement and it has not been cured after two (2) weeks following the delivery of written request for the correction of such breach;

(3)	if any administrative penalty is imposed by any competent authority on CIC, such as cancellation of any registration, that would be materially detrimental to the implementation of the REIT Merger;

(4)	if it is reasonably determined that the implementation of the Merger has become impossible or extremely difficult due to the occurrence of any material change with respect to the assets or the managing condition of CIC, such as material defect found in the property held by CIC, due to any natural disaster or other reason; or

(5)	if the REIT Merger has not been implemented by March 1, 2011 due to reasons not attributable to JSR.
3.	The confidentiality obligation provided for in Article 20 herein shall survive the termination of this Agreement for three years.
4.	The provisions in Article 19 through Article 28 shall survive the termination of this Agreement.
Article 18 (Amendments)
Notwithstanding the provisions of the preceding two Articles, if any of the events set forth in the preceding two Articles occurs or is found to be threatened to possibly occur, CIC and JSR may change any of the conditions for the REIT Merger or any other matter set forth in this Agreement by mutual agreement through good-faith consultation, in order to achieve the purpose of the REIT Merger.
Article 19 (Indemnity for Damages)
CIC and JSR may claim against the other party for damages, losses or expenses (including reasonable attorney’s costs; the same shall apply hereinafter.) incurred due to the other party’s breach of any of its obligations under this Agreement to the extent that there is a reasonable causal relation.
Article 20 (Confidentiality)
1.	The “Confidential Information” in this Agreement means all information disclosed by CIC or JSR or its advisor, the asset management company or agent in relation to the REIT Merger to the other party (not limited to the information of CIC and JSR but including information of the asset management company of CIC and JSR, including that in written, oral or electromagnetic recording media), including the existence and content of this Agreement and the consultations with respect to, and review and negotiation of this Agreement. Provided, however, that any information which falls under any of the following items shall not constitute Confidential Information.
(1)	information which was already public knowledge at the time it was disclosed by the disclosing party;

(2)	information already in the possession of the receiving party at the time it was disclosed by the disclosing party (except for information which was disclosed by the disclosing party on another occasion for which the receiving party assumed a relevant confidentiality obligation);

(3)	information which has been lawfully obtained by the receiving party from a third party without any obligation of confidentiality;

(4)	information which has become public knowledge due to reasons not attributable to the receiving party after it was disclosed by the disclosing party; or

(5)	information which the receiving party can prove that it has independently developed without using disclosed Confidential Information.
2.	CIC and JSR shall treat the Confidential Information as follows:
(1)	The receiving party shall use the Confidential Information only for the purpose of review or implementation of the REIT Merger, and shall not disclose or divulge the Confidential Information to any third party (including its investors) without prior written consent by the disclosing party; and

(2)	Notwithstanding the preceding item (1), the receiving party may disclose the Confidential Information in any of the following cases:
(i)	in the case of disclosure pursuant to laws or ordinances or legal proceedings, guidance or demand, etc. of judicial branch and administrative organs including supervisory authority or financial instruments exchange (including audit of accounting auditor and discussion with financial instruments exchange in relation to the REIT Merger); and

(ii)	in the case of disclosure as recognized by the receiving party to be necessary in relation to due diligence concerning the REIT Merger, deliberations with respect to conclusion of or performance of this Agreement, etc. to (a) officers and staff of the receiving party, (b) a financial institution, etc. involved with loans or investment or rating organization, (c) an insurance company involved with insurance agreements, (d) experts involved with the REIT Merger, such as certified public accountants, tax accountants, attorneys, real property appraisers and research firms, etc., (e) an advisor involved with the REIT Merger, and (f) the asset management company of CIC or JSR, the asset custodian company of CIC or JSR, the general administrative service provider or other service providers of CIC or JSR or shareholders of the asset management company. In this case, the receiving party shall disclose the Confidential Information only to the extent it is required and shall impose a confidentiality obligation in accordance with the purpose of this Agreement on the relevant persons if these persons are not subject to an obligation of confidentiality based on laws and ordinances, and shall be responsible for leakage of the Confidential Information by such disclosed persons to disclosing party. In addition, CIC and its asset management company shall not, in any way, be prevented from using the Confidential Information of JSR for the operation of the business of the surviving REIT after the Effective Date.
3.	The receiving party shall, upon written request by the disclosing party, return to the disclosing party, dispose, delete or in other way to make non-reusable, all Confidential Information preserved in writing or in electromagnetic form to the extent it is practically and reasonably possible. Provided, however, that such Confidential Information may be retained if it is required by laws, regulations or rules, etc., if it is necessary in relation to a suit, etc. or if it is included in a document prepared for internal use of such party and cannot be detached from said document.
Article 21 (Announcement)
CIC and JSR shall, if there is to be made a public announcement regarding the execution of this Agreement, its contents or otherwise in relation to the REIT Merger, make such publication only with the prior consent among the parties hereto as to the content, time and method, etc. of such announcement.
Article 22 (Prevention of Insider Trading)
CIC and JSR shall take such measures as are reasonably necessary to prevent its officers or agents (hereinafter referred to as the “Officers, Etc.”) who become aware of any of the matters related to an investment corporation or asset management company as set forth in Rule 1213, paragraph 2, item 1 or Rule 1213, paragraph 3 of the Securities Listing Regulations set by the Tokyo Stock Exchange, Inc. (hereinafter referred to as the “Important Matters”) and persons who are informed of such Important Matters by the Officers, Etc. (including the Officers, Etc. of such person, if such person is a judicial person), from selling or purchasing or otherwise transferring or being receiving for consideration or conducting derivative trading of any investment equity in CIC or JSR prior to the publication of the Important Matters.
Article 23 (Transfer of Agreement)
Neither CIC nor JSR may assign or otherwise dispose of the position under this Agreement or any rights or obligations hereunder to, nor cause these to be succeeded to by, a third party, without the prior written consent of the other party hereto.

Article 24 (Entire Agreement)
This Agreement shall constitute the entire agreement of the parties hereto concerning the subject matter hereof and shall prevail over any agreement or understanding, whether oral or written or otherwise prescribed herein, regarding the subject matter between the parties hereto entered into prior to the conclusion of this Agreement.
Article 25 (Costs and Expenses)
CIC and JSR shall, unless otherwise expressly provided for in this Agreement, each bear their own costs and expenses relating to the execution and performance of this Agreement.
Article 26 (Governing Law)
This Agreement shall be governed by and construed in accordance with Japanese law.
Article 27 (Jurisdiction)
CIC and JSR agree that the Tokyo District Court shall be the court of first instance having exclusive jurisdiction with regard to any dispute arising from or in connection with this Agreement.
Article 28 (Good Faith Consultation)
Any necessary matters concerning the REIT Merger, other than those set forth in this Agreement, shall be separately determined by CIC and JSR in accordance with the purposes of this Agreement, through mutual consultation.

IN WITNESS WHEREOF, this Agreement has been prepared in duplicate original counterparts, and each of the parties hereto shall affix its name and seal impression thereto and retain one (1) counterpart each.
June 21, 2010

CIC:	Masaaki Higashihara Executive Director CRESCENDO Investment Corporation 5-1, 2-chome, Atago, Minato-ku, Tokyo

JSR:	Akihiko Soga Executive Director Japan Single-residence REIT Inc. 7-2, 1-chome, Azabudai, Minato-ku, Tokyo

Attachment 2

Articles of Incorporation of
Investment Corporation

CRESCENDO Investment Corporation

Articles of Incorporation
Chapter I. General Provisions
Article 1 Trade Name
     The trade name of this investment corporation (the “Investment Corporation”) is CRESCENDO Toushi Houjin, and is expressed as “CRESCENDO Investment Corporation” in English.
Article 2 Purpose
     The purpose of the Investment Corporation is to manage the assets of the Investment Corporation by investing them mainly in specified assets (being assets provided for in Article 2, Paragraph 1 of the Investment Trusts and Investment Corporations Act (Act No.198 of 1951; as amended, the “Investment Trusts Act”; the same applies hereinafter) such as Real Estate, etc. (being assets provided for in each Item of Article 26, Paragraph 2 of these Articles of Incorporation; the same applies hereinafter) and asset-backed securities that are mainly invested in real estate, etc. (being assets provided for in each Item of Article 26, Paragraph 3 of these Articles of Incorporation; the “Real-Estate-Backed Securities”), in accordance with the Investment Trusts Act.
Article 3 Location of Head Office
     The head office of the Investment Corporation is in Minato-ku, Tokyo.
Article 4 Method of Public Notice
     The method of the public notices of the Investment Corporation is to publish on the Nihon Keizai Shimbun.
Chapter II. Investment Units
Article 5 Total Number of Investment Units Authorized to be Issued
1	The total number of investment units authorized to be issued by the Investment Corporation is 2,000,000.

2	The proportion of the aggregate issue amount representing the investment units offered in Japan shall exceed 50% of the total issue amount representing the investment units issued by the Investment Corporation.
Article 6 Redemption of Investment Units upon Request of Unitholders
     The Investment Corporation shall not redeem investment units upon request of unitholders.
Article 7 Investment Unit Handling Regulations
     Unless otherwise provided for in applicable laws, regulations, or these Articles of Incorporation, procedures for the handling of investment units, such as registration or recording of unitholders in the Investment Corporation’s unitholders’ register, are subject to the Investment Unit Handling Regulations established by the Board of Officers.
Article 8 Minimum Net Asset Value
     The minimum net asset value of the Investment Corporation is 50,000,000 yen.
Chapter III. General Meeting of Unitholders
Article 9 Convocation
1	Unless otherwise provided for in applicable laws or regulations, general meetings of unitholders shall be convened, in accordance with a resolution of the Board of Directors, by the Executive Director if there is only one Executive Director, and by one of the Executive Directors in accordance with the order predetermined by the Board of Directors if there are two Executive Directors.

2	The general meeting of unitholders is held in Tokyo’s 23 wards.
Article 10 Public Notice and Notice of Convocation of the General Meeting of Unitholders
     In order to convene the general unitholders’ meeting, public notice concerning the date of the general meeting of unitholders must be issued at least 2 months before the date of such meeting, and notice must be dispatched to each unitholder in writing at least 2 weeks before the date of such meeting.
Article 11 Chairperson
     The Executive Director shall preside over the general unitholders’ meeting if there is only one Executive Director. One of the Executive Directors shall preside over the general unitholders’ meeting in accordance with the protocols predetermined by the Board of Directors if there are two Executive Directors. However, if all of the positions of Executive Director become vacant or all of the Executive Directors are unable to so act, one of the Supervisory Directors shall preside over the general unitholders’ meeting in accordance with the protocols predetermined by the Board of Directors.
Article 12 Resolution
1	Unless otherwise provided for in applicable laws, regulations, or these Articles of Incorporation, the resolutions of the general unitholders’ meeting are adopted by a majority of the voting rights represented by the unitholders present at the meeting, which must be attended by unitholders representing one third or more of the outstanding investment units.

2	A unitholder may exercise voting rights by a proxy, who must be another unitholder of the Investment Corporation having voting rights. In this case, the relevant unitholder or proxy shall submit to the Investment Corporation in advance for each general unitholders’ meeting, a document certifying the authority of the proxy.
Article 13 Exercise of Voting Rights
1	A unitholder who is not present at a meeting may exercise voting rights in writing by submitting a document for exercising voting rights (the “Form for Exercising Voting Rights”).

2	The Investment Corporation may provide, by resolution of the Board of Directors, that unitholders who are not present at a meeting may exercise voting rights by electromagnetic method. A unitholder may exercise the voting rights by electromagnetic method with the consent of the Investment Corporation, and in accordance with applicable laws and regulations, by submitting the matters required to be contained in the Form for Exercising Voting Rights to the Investment Corporation by electromagnetic method by the time prescribed by applicable laws and regulations.

3	The number of voting rights exercised in writing or by electromagnetic method shall be counted in the number of voting rights represented by the unitholders present.
Article 14 Deemed Approval
1	If a unitholder is not present at a general unitholders’ meeting and does not exercise his or her voting rights, the unitholder will be deemed to have approved the proposals submitted to the general unitholders’ meeting (excluding, if more than one proposal is submitted and the import of two or more proposals conflict with each other, all such proposals of conflicting import).

2	The number of voting rights represented by the unitholders who are deemed to have approved the proposals under the preceding Paragraph are included in the number of voting rights represented by the unitholders present.
Article 15 Record Date
1	If the general unitholders’ meeting is held within three months from the immediately preceding closing date of a fiscal period, the unitholders entered or recorded in the unitholders’ register as of that preceding closing date shall be the unitholders entitled to exercise their voting rights at the general unitholders’ meeting convened by the Investment Corporation.

2	Notwithstanding the provisions of the preceding Paragraph, whenever necessary, the Investment Corporation may, in accordance with a resolution of the Board of Directors, and upon giving prior public notice treat the unitholders or registered investment unit pledgees entered or recorded in the unitholders’ register as of a certain date as the unitholders or registered investment unit pledgees entitled to exercise their voting rights.
Chapter IV. Executive Directors, Supervisory Directors and Board of Directors
Article 16 Number of Executive Directors and Supervisory Directors
     The Investment Corporation shall not have more than two Executive Directors and three Supervisory Directors, respectively provided, however that the number of Supervisory Directors must always be at least one more than the number of Executive Directors.
Article 17 Election of Executive Directors and Supervisory Directors
     Executive Directors and Supervisory Directors are elected by resolution of the general unitholders’ meeting.

Article 18 Term of Office of Executive Directors and Supervisory Directors
     The term of office of an Executive Director and a Supervisory Director shall be two years after assumption of the position. However, the term of office of an Executive Director or a Supervisory Director who has been elected to substitute an Executive Director or a Supervisory Director or increase the number of Executive Directors or Supervisory Directors shall end at the expiration of the term of office of other Executive Directors or Supervisory Directors with whom office is held simultaneously.
Article 19 Resolution by the Board of Directors
     Unless otherwise provided for in applicable laws, regulation, or these Articles of Incorporation, the resolutions of the meetings of the Board of Directors are adopted by a majority of the voting rights of the members present at the meeting, which must be attended by a majority of those members entitled to vote on the resolution.
Article 20 Convocation and Chairperson of the Board of Directors
1	The Executive Director shall convene and preside over the meetings of the Board of Directors if there is only one Executive Director. In the case where there are two executive directors, the Executive Director authorized to convene meetings of the Board of Directors (the “Convener”) shall convene and preside over the meetings of the Board of Directors in that case.

2	The Convener shall be determined in advance by the Board of Directors.

3	An Executive Director who is not the Convener may request the convocation of meetings of the Board of Directors in accordance with the provisions of Article 113, Paragraph 2 of the Investment Trusts Act, and a Supervisory Director may request the convocation of the meetings of the Board of Directors in accordance with the provisions of Article 113, Paragraph 3 of the Investment Trusts Act.

4	Notice of convocation of a meeting of the Board of Directors must be dispatched to each Executive Director and each Supervisory Director at least 3 days before the date of the meeting of the Board of Directors. However, that period may be shortened if urgently necessary, and that period may also be shortened or convocation procedures may be omitted with the consent of all Executive Directors and Supervisory Directors.
Article 21 Conducting Board of Directors’ Meetings
     The Board of Directors’ meetings shall be conducted pursuant to the Regulations of the Board of Directors established by the Board of Directors, as well as in accordance with applicable laws, regulations, and these Articles of Incorporation.
Article 22 Liabilities of Executive Directors and Supervisory Directors to Investment Corporation
     The Investment Corporation may, by a resolution of the Board of Directors, exempt an Executive Director or a Supervisory Director from liabilities under Paragraph 1 of Article 115-6 of the Investment Trusts Act, in circumstances where the Executive Director or the Supervisory Director was acting in good faith without gross negligence in performing his or her duties and if it is considered especially necessary to do so after considering the facts that caused the liability, the performance by the Executive Director or the Supervisory Director of his or her duties, and other circumstances. Provided however, that the maximum amount of liability that can be waived is equal to the amount of the liabilities less the annual amount, multiplied by 4, of financial profits that the Executive Director or the Supervisory Director has received or should receive from the Investment Corporation as consideration for performance of duties during the term of office as calculated by the method prescribed by applicable laws and regulations.
Article 23 Amount of or Payment Standards for Remuneration of Executive Directors and Supervisory Directors
     The amount of or payment standards for the remuneration of the Executive Directors and the Supervisory Directors are as follows:
(1)	The remuneration of each Executive Director must not be more than 800,000 yen per month and the actual monthly remuneration shall be determined by the Board of Directors. The Investment Corporation shall pay the remuneration by the end of each month by remittance to the bank account designated by the Executive Director.

(2)	The remuneration of each Supervisory Director must not be more than 800,000 yen per month and the actual monthly remuneration shall be determined by the Board of Directors. The Investment Corporation shall pay the remuneration by the end of each month by remittance to the bank account designated by the Supervisory Director.
Chapter V. Targets and Policies of Asset Management
Article 24 Basic Policy of Asset Management
     The Investment Corporation manages its assets in a way that aims to achieve steady asset growth and to secure stable profits over the medium and long term, by investing primarily in specified assets such as Real Estate, etc. and Real-Estate-Backed Securities.
Article 25 Investment Stance
1	The Investment Corporation primarily invests in real estate in Japan and in beneficial interests in trust the objective of which is real estate.

2	The Investment Corporation shall keep the ratio of total amount of specified real estate (which, of the specified assets that the Investment Corporation acquires, are those that are real estate, leasehold rights in real estate, surface rights, or are beneficial interests in trust the objective of which is real estate, leasehold rights in land, or surface rights) to total amount of specified assets held by the Investment Corporation at 75% or more.

3	Real estate and trust asset real estate invested by the Investment Corporation shall be primarily used for office buildings and residential apartments. The primary investment area shall be Japanese urban areas, including major cities such as those designated under government ordinances.

4	In investing in Real Estate, etc., the Investment Corporation shall decide the investment in light of such factors as the investment climate after conducting sufficient due diligence (such as detailed surveys) and identifying the degree of profitability.

5	Although the Investment Corporation shall essentially manage its assets by investing in real estate and beneficial interests in trust the objective of which is real estate, the Investment Corporation may invest in other Real Estate, etc. (being the assets listed in Article 26, Paragraph 2, but excluding real estate and beneficial interests in trusts containing real estate) as well as Real-Estate-Backed Securities, depending on such factors as the investment climate and the scale of the assets.

6	In managing the Real Estate, etc. and Real-Estate-Backed Securities set out in Article 26, Paragraphs 2 and 3, the Investment Corporation shall consider the liquidity of the assets to be managed.

7	The Investment Corporation shall keep the ratio of real estate, etc. (being real estate, that are assets listed in Article 37, Paragraph 3, Items 2(i), 2(ii) and 2(v) of the Accounting Rules for Investment Corporations (Cabinet Office Ordinance No. 47 of 2006, as amended; the “Accounting Rules for Investment Corporations” the same applies hereinafter in this paragraph), leasehold rights in real estate, assets listed in Article 37, Paragraph 3, Item 2(vi) of the Accounting Rules for Investment Corporations, surface rights and easements, and beneficial interests in trust the objective of which is these assets) to total amount of assets held by the Investment Corporation, at 70% or more.
Article 26 Types, Purpose and Scope of Assets to be Managed
1	The Real Estate, etc. and Real-Estate-Backed Securities in which the Investment Corporation invests shall be as set out in the following Paragraphs 2 and 3.

2	Real Estate, etc. means the following assets:
(1)	real estate;

(2)	leasehold rights in real estate;

(3)	surface rights;

(4)	beneficial interests of trust the objective of which is real estate, leasehold rights in real estate, or surface rights (including comprehensive trust that the objective of which is real estate and cash incidental to the real estate);

(5)	beneficial interests in money trusts, of which the purpose is the management of real estate, leasehold rights in real estate, and surface rights;

(6)	interests in investments under an agreement under which one party invests funds to be managed by another party primarily through investment in the assets set out in (1) through (5) above, and that other party distributes the profits from its management of those assets (“Silent Partnership Interests Concerning Real Estate”); and

(7)	beneficial interests in money trusts of which the purpose is to manage as the investment in Silent Partnership Interests Concerning Real Estate.
3	Real-Estate-Backed Securities means the following assets, of which the purpose is to invest 50% or more of assets in Real Estate, etc.:
(1)	preferred equity securities, as provided for in Article 2, Paragraph 9 of the Act on Securitization of Assets (Act No. 105 of 1998; as amended; the “Asset Securitization Act”);

(2)	beneficial interests, as provided for in Article 2, Paragraph 7 of the Investment Trusts Act;

(3)	investment securities, as provided for in Article 2, Paragraph 15 of the Investment Trusts Act; and

(4)	beneficial interests of specified purpose trusts (excluding those that invest in assets provided for in Paragraph 2, Items (4), (5), and (7) above) as provided for in Article 2, Paragraphs 13 and 15 of the Asset Securitization Act.

4	The Investment Corporation may invest in the following assets in addition to the specified assets provided for in Paragraphs 2 and 3 above:
(1)	deposits (including negotiable certificates of deposit);

(2)	securities, (as defined in Article 3, Item (1) of the Order for Enforcement of the Act on Investment Trusts and Investment Corporations (Cabinet Order No. 480 of 2000; as amended; the “Enforcement Order of the Investment Trusts Act”); the same applies hereinafter);

(3)	monetary claims (as defined in Article 3, Item (7) of the Enforcement Order of the Investment Trusts Act, but excluding those provided for in Item (1) of this Paragraph);

(4)	rights associated with derivatives transactions (as defined in Article 3, Item 2 of the Enforcement Order of the Investment Trusts Act);

(5)	trademark rights, as provided for under the Trademark Act (Act No. 127 of 1959; as amended), and exclusive licenses and non-exclusive licenses of trademarks (collectively, the “Trademark Rights, Etc.”) that are held for the operation of the organization such as the trademark of the Investment Corporation, or that are considered appropriate to be acquired together with the Real Estate, etc. provided for in Paragraph 2 of this Article;

(6)	rights to use the wellsprings of hot springs, as provided for in the Hot Spring Act (Act No. 125 of 1948; as amended), and facilities related to such hot springs;

(7)	easements;

(8)	construction in process accounts (as defined in Article 37, Paragraph 3, Item (2)(vi) of the Accounting Rules for Investment Corporations);

(9)	specific contributions, as defined in Article 2, Paragraph 6 of the Asset Securitization Act;

(10)	copyrights, etc., as defined in the Copyright Act (Act. No. 48 of 1970; as amended);

(11)	personal property (as defined in Article 86, Paragraph 2 of the Civil Code (Act No. 89 of 1896; the “Civil Code”);

(12)	interests in partnerships (excluding, of those defined in Article 667 of the Civil Code, those that are securities);

(13)	in addition to all the assets in Items (1) through (12) above, other assets for management which are necessary for the Investment Corporation to acquire in conjunction with its investments in Real Estate, etc.
Article 27 Investment Restrictions
1	In relation to the securities and monetary claims set forth in Article 26, Paragraph 4, Items (2) and (3), the Investment Corporation will not invest actively and shall instead treat such investments as management of surplus funds by taking safety and liquidity factors into consideration.

2	The Investment Corporation will invest in rights associated with derivatives transactions as set forth in Article 26, Paragraph 4, Item (4) only for the purpose of hedging risks such as interest risk arising from liabilities of the Investment Corporation.

Article 28 Leasing of Underlying Assets
1	The Investment Corporation shall, in principle, lease, or cause a trustee or the like to lease, to a third party all real estate (including real estate that underlies beneficial interests in trusts and other assets that the Investment Corporation acquires, and including facilities such as car parks and signs) forming part of assets under management for the purpose of securing stable profits over the medium and long term.

2	In leasing real estate, the Investment Corporation may receive money such as security deposits and guarantee deposits (the “Security Deposits, Etc.”), which it shall manage in accordance with the management policy provided in this Chapter V.

3	Of its assets, the Investment Corporation shall not lease or loan those assets that are not real estate (including real estate that underlies beneficial interests in trusts and other assets that the Investment Corporation acquires) that form part of the assets under management or personal property incidental thereto.
Article 29 Methods, Criteria, and Reference Dates for Valuating Assets
1	The Investment Corporation uses the following methods for valuating assets depending on the type of assets under management:
(1)	Real estate, leasehold rights in real estate, and surface rights as set out in Article 26, Paragraph 2, Items (1) through (3)

The Investment Corporation will valuate these assets based on the acquisition price, less accumulated deprecation.

(2)	Beneficial interests in trusts and Silent Partnership Interests Concerning Real Estate as set out in Article 26, Paragraph 2, Items (4) through (7)

The Investment Corporation will valuate these assets, if the assets constituting the trust or the silent partnership are real estate, in accordance with Item (1) of this Article 29, or if they are financial assets, in accordance with generally accepted accounting standards, and then subtracting from those total amounts the amount of liabilities of the trust or the silent partnership, and calculating the proportionate amount of beneficial interest in the trust or Silent Partnership Interests Concerning Real Estate.

(3)	Asset-backed securities that are secured mostly by Real Estate, etc. as set out in Article 26, Paragraph 3

If the asset-backed securities have their market price, the Investment Corporation will valuate them based on their market price (being a final price on an exchange, a final price published by the Authorized Financial Instruments Firms Association, Etc., or a comparable transaction price formulated in a trading system providing regular sales opportunities). If they do not have their market price, the Investment Corporation will valuate them based on a reasonably calculated value. However, if, for preferred equity securities, there is no market price or reasonably calculated price as described above, the Investment Corporation may valuate them based on the acquisition price.

(4)	Securities as set out in Article 26, Paragraph 4, Item (2)

If the securities have their market price, the Investment Corporation will valuate these assets based on the market price (being a final price on an exchange, a final price published by the Authorized Financial Instruments Firms Association, Etc., or a comparable transaction price formulated in a trading system providing regular sales opportunities). If they do not have their market price, the Investment Corporation will valuate them based on a reasonably calculated value.

(5)	Monetary claims as set out in Article 26, Paragraph 4, Item (3)

The Investment Corporation will valuate these assets based on the acquisition price, less an allowance for doubtful accounts. However, if the monetary claims were acquired at a value lower or higher than the face amount, and the nature of the difference between the acquisition price and the face amount is regarded as adjustment for interest, the Investment Corporation will calculate the value of these assets by the amortized cost method, less an allowance for doubtful accounts.

(6)	Derivatives as set out in Article 26, Paragraph 4, Item (4)

The Investment Corporation will calculate the value of receivables and debts arising from derivative transactions listed on an exchange by the final price (the closing price; if there is no closing price, then the final quotation (either a minimum sell quotation or a maximum buy quotation, and if both have been announced, then the middle price between those quotations)) on the exchange. If there is no such final price for that date, the Investment Corporation will valuate them based on the immediately preceding final price. The Investment Corporation will calculate the value of receivables and debts arising from unlisted derivative transactions that are not quoted on an exchange by the value reasonably calculated as comparable to the market price, if possible. If calculating a fair value of the transactions is found to be extremely difficult, then the Investment Corporation will valuate such derivatives by their acquisition price. However, the Investment Corporation may apply hedge accounting if the transactions are regarded as hedge transactions pursuant to generally accepted accounting standards. In addition, with respect to derivatives that meet the requirements for exceptional accounting for interest rate swaps established by the Accounting Standards for Financial Instruments, the Investment Corporation may apply exceptional accounting for interest rate swaps.

(7)	Other Assets

Assets not provided for above will be valuated as appropriate under the Valuation Rules of the Investment Trusts Association, Japan, or generally accepted accounting standards.
2	If the Investment Corporation makes a valuation by a method different from any method set out in Paragraph 1 above for the purpose of indicating a value in an asset management report or the like, the Investment Corporation shall make the valuation as follows:
(1)	Real estate, leasehold rights in real estate, and surface rights as set out in Article 26, Paragraph 2, Items (1) through (3)

In principle, the value based on a real estate appraisal made by a real estate appraiser.

(2)	Beneficial interests in trust, and Silent Partnership Interests Concerning Real Estate as set out in Article 26, Paragraph 2, Items (4) through (7)

The Investment Corporation will valuate these assets, if the assets constituting the trust or the silent partnership are real estate, in accordance with Paragraph 1, or if the assets constituting the trust or the silent partnership are financial assets, in accordance with generally accepted accounting standards, and then subtract from those total amounts the amount of liabilities of the trust or the silent partnership, and calculating the proportionate amount of beneficial interests in the trust or Silent Partnership Interests Concerning Real Estate.

3	The reference date for each valuation of assets is, in principle, the Investment Corporation’s closing date of a fiscal period. The reference date for valuation of the assets as set out in Paragraph 1, Items (3), (4) and (6) that may be valued based on the market price is the end of each month.
Article 30 Depreciation Method Used for Real Estate Held
     The Investment Corporation shall adopt the straight line method to calculate depreciation of equipment and other facilities of the real estate held; provided, however, that the Investment Corporation may use another depreciation method to calculate depreciation only if calculation using the straight line method becomes no longer appropriate due to valid reasons, and it can reasonably be determined that using another method will not adversely affect the protection of unitholders.
Article 31 Limits on Borrowing and on Issuance of Investment Corporation Bonds
1	For the efficiency and stability of the management of its assets, the Investment Corporation may borrow funds or issue investment corporation bonds (i) to finance asset acquisitions; (ii) for construction for both real estate for rent and real estate for rent that is the subject of trusts in which beneficial interests are held, and for working capital; (iii) repayment of debts (including repayment of security deposits and guarantee deposits, and borrowings and investment corporation bonds (including short-term investment corporation bonds; the same applies hereinafter); or (iv) for other necessary temporary payments.

2	The limit on borrowings and the issuance of investment corporation bonds is 1,000,000,000,000 yen each, and the total of both amounts must not exceed 1,000,000,000,000 yen.

3	The Investment Corporation may borrow funds only from qualified institutional investors as set out in Article 67-15, Paragraph 1, Item (1)(ii) of the Act on Special Measures Concerning Taxation (Act No. 26 of 1957; as amended, the “Special Taxation Measures Act”).

4	If the Investment Corporation borrows funds or issues investment corporation bonds, it may create a mortgage, pledge or other security interest over its assets under management.
Chapter VI. Accounting
Article 32 Policy on Cash Distribution
1	Policy on Distribution
     In principle, the Investment Corporation shall make distributions in accordance with the following policy.
(1)	The amount available for distribution (the “Distributable Amount”) arising from the management of the Investment Corporation’s assets under management is the amount of profits (which means the net asset value indicated in the balance sheet less the sum of such deductions asunitholder’s capital, surplus contribution, and valuation and exchange difference) calculated on each closing date of a fiscal period in accordance with the Investment Trusts Act and the generally accepted accounting standards.

(2)	The amount of distribution is an amount determined by the Investment Corporation that exceeds 90% of the amount of profit of the Investment Corporation available for dividend (the “Amount of Profit Available for Dividend”) as set out in the special regulations for taxation concerning investment corporations (the “Special Regulations for Taxation Concerning Investment Corporations”) provided for in Article 67-15 of the Act on Special Measures Concerning Taxation (or, if the method for calculating that amount is changed due to revisions or modifications of applicable laws or regulations, the amount after the revision). The Investment Corporation may accumulate a long-term repair reserve, payment reserve, dividend reserve, and any other similar reserve and allowance considered necessary for the maintenance or improvement of the assets under management.

(3)	Reserved profits that are not distributed and distributable profits before the closing date of a fiscal period shall be managed in accordance with the provisions of Chapter V, “Targets and Policies of Asset Management”.
2	Distribution of cash exceeding profit

The Investment Corporation may distribute, in the following cases, the amount exceeding the Distributable Amount as repayment of contribution, the maximum limit of which is the amount set out in the Regulations of the Investment Trusts Association, Japan.
(1)	If the Distributable Amount is less than 90% of the Amount of Profit Available for Dividend and if the Investment Corporation repays contribution for the purpose of satisfying the applicable requirements of the Special Regulations for Taxation Concerning Investment Corporations, the Investment Corporation may distribute the amount determined by the Investment Corporation as satisfying the applicable requirements.

(2)	If the Investment Corporation considers it appropriate in light of trends in the economic climate, real estate market, rental market and other matters, the Investment Corporation may distribute the amount determined by the Investment Corporation, the maximum limit of which is the amount of depreciation and amortization for the current period less the amount of appropriate reserve for the current period.
3	Method of payment of dividends

Distributions made to the unitholders must be in cash and the Investment Corporation shall pay dividends to the unitholders or registered investment unit pledgees entered or recorded in the register of unitholders as of the closing date of a fiscal period, in principle within three months from the closing date of a fiscal period in accordance with the number of investment units held by the unitholders or the registered investment unit pledgees.

4	Limitation period for dividends

If dividends to a unitholder remains unpaid after the lapse of three full years after the date on which it became due, the Investment Corporation will be released from its obligation to pay those dividends. Interest does not accrue on unpaid dividends.
Article 33 Closing Date of a Fiscal Period and Business Term
     The closing date of a fiscal period of the Investment Corporation is on May 31 and November 30 of each year. The business term of the Investment Corporation is from June 1 to November 30 of each year and from December 1 of each year to May 31 of the following year.

Chapter VII. Accounting Auditor
Article 34 Election of Accounting Auditor
     The accounting auditor is elected by resolution of a general unitholders’ meeting.
Article 35 Term of Office
1	The term of office of the Accounting Auditor expires at the close of the first general unitholders’ meeting held after the first closing date of a fiscal period occurring after one year has passed since the assumption of office.

2	Unless otherwise resolved at the general unitholders’ meeting provided for in the preceding Paragraph, the Accounting Auditor will be deemed to have been reelected at the general unitholders’ meeting.
Article 36 Amount of and Payment Standards for Remuneration of Corporate Auditors
     The amount of the Accounting Auditor’s remuneration must not be more than 15,000,000 yen per business term, and will be determined by the Board of Directors. The Investment Corporation shall pay the remuneration within 3 months after the closing date of a fiscal period by transfer to the account designated by the Accounting Auditor.
Chapter VII. Asset Management Company, Custodian, and Administration Agent
Article 37 Delegation of Business for such Services relating to the Assets as Management and Custodianship
1	The Investment Corporation shall delegate business pertaining to the management of assets to the asset management company (the “Asset Management Company”) and business pertaining to the custody of assets to the custodian under Articles 198 and 208, respectively, of the Investment Trusts Act. The Investment Corporation shall delegate services pertaining to the business other than the management and custody of assets and that are set out in Article 117 of the Investment Trusts Act (the “Administration Services”) to third parties.

2	The Investment Corporation may, as appropriate, elect an administration agent at the Board of Directors meeting and execute an administration service delegation agreement in relation to the Administration Services delegated after the incorporation of the Investment Corporation, in particular those services that relate to: the offering of units and investment corporation bonds to be issued; the preparation and maintenance of and other services relating to the register of investment corporation bonds; the issuance of investment corporation bonds; and bondholders of the investment corporation bonds (which, collectively, are the administration services as defined in Article 169, Paragraph 2, Items (4) and (5) of the Enforcement Regulations of the Investment Trusts and Investment Corporations Act (Ordinance of the Prime Minister’s Office No. 129 of 2000; as amended).
Article 38 Amount of and Payment Standards for Asset Management Fees for Asset Management Company
     The asset management fees paid to the asset management company shall consist of Management Fee 1, Management Fee 2, and Management Fee 3. The method of calculation and timing of payment of each management fee shall be as set out below.

Fee	Method of Calculation and Timing of Payment

Management Fee 1	For each business term, Management Fee 1 shall be calculated by multiplying the sum of each part of the interim average balance*2 of the assets under management*1 multiplied by the applicable percentage set out below, by the ratio that is equal to the number of months of the relevant business term divided by 12:

Amount not more than 40 billion yen: Amount exceeding 40 billion yen but not more than 100 billion yen: Amount exceeding 100 billion yen:

*1  The assets under management means specified assets that are targets of asset management as defined in Article 26 (excluding securities, which are limited to government bond certificates, etc., as defined in Article 26, Paragraph 4).

*2  The interim average balance of the assets under management is calculated by dividing the total amount of the acquisition price of the assets under management as of the end of each month for the relevant business term by the number of months of the business term; provided, however, that calculation of the acquisition price of assets under management that were newly acquired during the relevant business term excludes consumption tax and local consumption tax to be included in the acquisition price.

The Management Fee 1 shall be paid within one month after the Board of Directors approves the financial statements and other documents (being the financial statements, asset management report and cash distribution statement, and schedules thereto as provided for in Article 129 of the Investment Trusts Act).

Management Fee 2	For each business term, Management Fee 2 shall be the amount calculated by multiplying the FFO*3 for the relevant business term by 4.50%; provided, however, that if there is an inappropriate deficit as of the end of the business term, the Management Fee 2 shall not be paid.

*3  Funds From Operation (FFO) means the total of the current net profits before deduction of the Management Fee 2 (including consumption tax and local consumption tax imposed on such the Management Fee 2 and is to become expenses for the relevant term) and after adding back the amount of depreciation and amortization; provided, however, that if there is an inappropriate deficit as of the end of the immediately preceding business term, such the Management Fee 2 shall be the amount as calculated above less the amount of the inappropriate deficit as of the end of the immediately preceding business term.

The Management Fee 2 shall be paid within one month after the Board of Directors approves the financial statements and other documents (being the financial statements, asset management report and cash distribution statement, and schedules thereto as provided for in Article 129 of the Investment Trusts Act).

Management Fee 3	If the assets under management are newly acquired, Management Fee 3 shall be the amount calculated by multiplying the acquisition price*4 of the assets under management by the applicable percentage set out below. If two or more assets under management are acquired at the same time, Management Fee 3 shall be the sum of amounts calculated for eachasset under management by multiplying the applicable percentage set out below.

Amount not more than 3 billion yen:
Amount exceeding 3 billion yen but not more than 5 billion yen:
Amount exceeding 5 billion yen:

*4 The acquisition price does not include any consumption tax and local consumption tax and expenses incidental to the acquisition.

The Management Fee 3 shall be paid by the end of the month immediately following the month in which the acquisition of the assets under management was made.
The Investment Corporation shall pay the fee together with the amount equal to the consumption tax and local consumption tax imposed on such fee by remittance to the bank account designated by the Asset Management Company.

Enacted:	January 28, 2002
Amended:	February 7, 2002
Amended:	May 31, 2002
Amended:	January 15, 2004
Amended:	June 1, 2004
Amended:	September 13, 2004
Amended:	November 1, 2004
Amended:	November 9, 2004
Amended:	January 6, 2005
Amended:	August 30, 2005
Amended:	August 21, 2007
Amended:	August 28, 2009
CRESCENDO Investment Corporation
2-5-1, Atago, Minato-ku, Tokyo

Attachment 3
I. Asset Management Report
17th fiscal period (from December 1, 2009 to May 31, 2010)
1. Overview of asset management
(1) Trends in management, etc. by the Investment Corporation

			13th	14th	15th	16th	17th
Fiscal period				November		November
Period ended		Unit	May 2008	2008	May 2009	2009	May 2010
Operating results
Operating revenue		Million yen	3,235	3,306	3,135	2,889	2,830
(of which, revenue from property leasing)		Million yen	(3,108)	(3,228)	(3,135)	(2,840)	(2,703)
Operating expenses		Million yen	1,546	1,656	1,632	1,974	1,611
(of which, expenses from property leasing)		Million yen	(1,119)	(1,227)	(1,209)	(1,195)	(1,203)
Operating income		Million yen	1,688	1,650	1,502	915	1,218
Ordinary income		Million yen	1,181	1,124	961	388	695
Net income		Million yen	1,180	1,123	960	387	694
Assets, etc.
Total assets		Million yen	111, 644	111,523	111,233	101,753	104,461
(period-to-period change)		%	(4.4)	(-0.1)	(-0.3)	(-8.5)	(2.7)
Interest bearing liabilities		Million yen	49,600	49,600	49,600	38,100	39,959
Net assets		Million yen	57,592	57,536	57,372	59,799	60,107
(period-to-period change)		%	(-0.6)	(-0.1)	(-0.3)	(4.2)	(0.5)
Unitholders’ capital		Million yen	56,412	56,412	56,412	59,412	59,412
Distritubion
Total cash distribution		Million yen	1,180	1,123	960	387	694
Payout ratio	(Note 2)%		99.9	99.9	100.0	100.0	99.9
Per unit information
Total investment units issued and outstanding		Units	108,653	108,653	108,653	131,891	131,891
Net assets per investment unit		Yen	530,062	529,539	528,038	453,403	455,733
Distribution per investment unit		Yen	10,865	10,342	8,841	2,938	5,268
(of which, distritubion of earnings per investment unit)		Yen	(10,865)	(10,342)	(8,841)	(2,938)	(5,268)
(of which, distribution in excess of earnings per investment unit)		Yen	(—)	(—)	(—)	(—)	(—)
Financial indexes
Ratio of ordinary income to total assets	(Note 3)%		1.1	1.0	0.9	0.4	0.7
(annualized)	(Note 3)%		(2.2)	(2.0)	(1.7)	(0.7)	(1.4)
Ratio of return on unitholders’ equity	(Note 4)%		2.0	2.0	1.7	0.7	1.2
(annualized)	(Note 4)%		(4.1)	(3.9)	(3.4)	(1.3)	(2.3)
Ratio of unitholders’ equity at end of the fiscal period	(Note 5)%		51.6	51.6	51.6	58.8	57.5
Ratio of interest-bearing liabilities to total assets at end of the fiscal period	(Note 6)%		44.4	44.5	44.6	37.4	38.3
Portfolio
Book values of real estate, etc.	(Note 7)	Million yen	102,867	102,646	102,336	92,304	96,933
Number of investment properties at end of the fiscal period	(Note 7)	Properties	48	48	48	46	47
Total leasable floor space at end of the fiscal period	(Note 7)	m2	111,680.42	113,774.39	113,774.39	106,515.49	110,672.02
Number of tenants at end of the fiscal period	(Note 7)	Tenants	139	139	139	136	132
Occupancy rate at end of the fiscal period	(Note 7)%		94.2	94.4	92.4	87.7	91.5
Other reference information
Depreciation		Million yen	514	524	527	506	491
Capital expenditures		Million yen	122	159	217	141	260
Net operating income (NOI) from property leasing	(Note 8)	Million yen	2,503	2,525	2,453	2,151	1,990
Funds from operation (FFO)	(Note 9)	Million yen	1,695	1,648	1,488	893	1,185
FFO per investment unit		Yen	15,602	15,169	13,697	6,777	8,991
DSCR	(Note 10)	Times	5.0	4.7	4.4	3.1	4.3
Operating days		Days	183	183	182	183	182

(Note 1)	Operating revenue and others do not include the consumption tax, etc.

(Note 2)	As for the payout ratio, fractions below the shown figures are discarded.

(Note 3)	Ratio of ordinary income to total assets = (Ordinary income / Average total assets) x 100; Average total assets = (Total assets at beginning of the fiscal period + Total assets at the end of the fiscal period) / 2

(Note 4)	Ratio of net return on unitholders’ equity = (Net income / Average net assets) x 100; Average net assets = (Net assets at the beginning of the fiscal period + Net assets at the end of the fiscal period) / 2

Figures for both (Note 3), (Note 4) are annualized based on operating days

(Note 5)	Ratio of unitholders’ equity at end of the fiscal period= (Net assets at the end of the fiscal period / Total assets at the end of the fiscal period) x 100

(Note 6)	Ratio of interest-bearing liabilities to total assets at the end of the fiscal period = (Interest-bearing liabilities at the end of the fiscal period / Total assets at the end of the fiscal period) x 100

(Note 7)	For details of portfolio, refer to “3. Portfolio assets of the Investment Corporation (3) Details of real estate, etc.”

(Note 8)	NOI from property leasing = Real estate rental revenue — Real estate rental expenses + Depreciation

(Note 9)	FFO = Net income + Depreciation

(Note 10)	DSCR = Net income before interest and depreciation / Interest expenses (including interest expenses on investment corporation bonds)

(2) Progress of Asset Management for the Current Term
The Investment Corporation manages its assets in accordance with the fundamental principles of achieving steady growth of assets under management and securing stable profits over the medium and long term. The progress of asset management for the current term is as described below.
(i)	Major changes in the Investment Corporation
The Investment Corporation listed the units issued by the Investment Corporation on the real estate investment trust section (J-REIT market) of Tokyo Stock Exchange, Inc. (“TSE”) on March 8, 2005 (securities code: 8966). After listing its units and until the end of the current term, the Investment Corporation completed public equity offerings on December 15, 2005 and third-party allotments on April 5, 2005, May 29, 2007 and October 19, 2009, and as a result, the number of units issued as of the end of the current term was 131,891 units and the unitholders’ capital as of the end of the current term was 59,412 million yen. The Investment Corporation entrusted its asset management services to an asset management company (HEIWA REAL ESTATE Asset Management CO., LTD.) (the “Asset Management Company”) and aims to maximize the unitholder value by achieving the said fundamental principles as a multi-sector investment corporation that primarily invests in both offices and residences located mainly in the heart of Tokyo.
(ii)	Management environment
Office building leasing market

According to the latest Office Building Market Research Report (as of the end of April 2010) published by Miki Shoji Co., Ltd., the average vacancy rate of office buildings in Tokyo’s five central wards (Chiyoda-ku, Minato-ku, Chuo-ku, Shibuya-ku and Shinjuku-ku) was 8.82%, and the continued deterioration of the market was confirmed. In addition, the average rent was 18,154 yen per tsubo (approximately 330 square meters), down 13.41% compared to the same month of the previous year. Although the trend towards a slow-down in the deterioration of the market is evident, there is no sign of improvement in demand. Given the current severe economic conditions, it is expected to take a while before signs of a recovery in the leasing market will be seen.

Residential leasing market

According to the RECRUIT Residential Price Index published by K.K. IPD Japan, the Residential Condominium Rent Index of the Tokyo metropolitan area for fiscal year ended March 2010 declined by 4.3% compared to the previous year. The decline was particularly evident in the heart of Tokyo, and the index indicates the possibility of strong downward pressure regarding rent for all types of property in the heart of Tokyo. On the other hand, there are signs of an end to the decline in rent or an increase in rent in areas around Tokyo, and a distinctive difference in rent between regions in the Tokyo metropolitan area. It is expected to take a while before the trend toward a full-scale recovery in rent will be seen in the heart of Tokyo. The market environment is also anticipated to continue to be fierce in the foreseeable future, although trends according to region, type of property, rent level and other matters may differ.

Real estate sales market

The land value released for 2010 showed a decline for the second consecutive year, and indicated that the value remained in a critical condition. According to the land market monthly report published by the Ministry of Land, Infrastructure and Transport, there are signs of an upturn in the number of sold real estates, while a trend towards an end to the decline in the number of land transfer registrations due to land sales in 2010 has emerged. It is expected that time is still required before the entire market begins a full-scale recovery because of the substantial difference between regions, weak recovery and other factors. However, as occasional relatively large scale sales have appeared more recently, it is likely that market recoverycan be expected.
(iii)	Investment performance
External growth

The Investment Corporation acquired Of-25 Kayabacho HEIWA Building (trust beneficial interests thereof at the acquisition price of 4,798 million yen) as office space on March 29, 2010.

Consequently, as of the end of the current term, the assets held by the Investment Corporation comprise of 22 properties for office use (the total acquisition value of which is 52,074 million yen) and 25 properties for residential use (the total acquisition value of which is 44,841 million yen), coming to a total of 47 properties (the total acquisition value of which is 96,915 million yen) (such assets are referred to as the “Acquired Assets”), and the real estate included in the Acquired Assets and the real estate that is the trust assets of the trust beneficial interests are collectively referred to as the “Real Estate Holdings”; the same applies hereinafter).

Internal growth

The Investment Corporation has endeavored to increase profits by focusing on maintaining and increasing the occupancy rate and increasing the rent for tenants. For the current term, however, given the adverse economic environment and real estate market condition, the Investment Corporation actively conducts activities to acquire tenants, including revisions of rent levels. The occupancy rate of office space slightly recovered from 92.65% as of the end of the previous term to 93.60% as of the end of the current term. The occupancy rate of residential space dramatically improved from 84.38% as of the end of the previous term to 89.89% as of the end of the current term. The occupancy rate of all properties is 91.48% as of the end of the current term compared to 87.74% as of the end of the previous term.

The office building leasing market environment and that of the residential leasing market is expected to remain difficult. The Investment Corporation believes that the urgent and material challenge of the Investment Corporation is to improve the occupancy rate and increase profits by making efforts to keep track of the market environment surrounding its assets, maintaining appropriate management of the properties, and designating and implementing leasing policies for each property without being constrained by the existing methods.
(iv)	Outline of financing
The Investment Corporation received loans (the amount of which was 4,577 million yen) on March 5, 2010 for the purpose of repaying borrowings of 4,577 million yen that became due and payable on March 6, 2010. The Investment Corporation also received loans (the amount of which was 2,000 million yen) on March 29, 2010 as funds for the acquisition of Of-25 Kayabacho HEIWA Building and expenses incidental thereto.

As a result, the total amount of issued investment corporation bonds and borrowings as of the end of the current term is 39,959 million yen (with interest-bearing liabilities ratio to total assets as of the end of the term being 38.3%).
(v)	Outline of business results and distributions
As a result of the management described above, with respect to the current results, the operating revenue is 2,830 million yen, and the operating income is 1,218 million yen. The ordinary profit after deduction of interest to be paid for the borrowings and other Investment Corporation bonds is 695 million yen, and the current net profit is 694 million yen.

With respect to the distribution of monies (the “Distribution”) as prescribed in Article 137 of the Investment Trusts and Investment Corporations Act (Act No. 198 of 1951; as amended) (the “Investment Trusts Act”), the Investment Corporation has determined to distribute the entire amount of the current unappropriated profit, excluding any fraction in which the Distribution per unit is less than one yen, for the purpose of including the distributions as expenses by applying Article 67-15 of the Act on Special Measures Concerning Taxation (Act No. 26 of 1957; as amended) (the “Act on Special Measures Concerning Taxation”). Consequently, the Distribution per unit for the current term is 5,268 yen.

(3) Status of capital increase, etc.
The status of total investment units issued and outstanding and unitholders’ capital for the fiscal period under review and the fiscal periods before the previous fiscal period is as follows.

		Total investment units issued and
		outstanding (units)		Uniholders’ capital (Million yen)
Date	Description	Change	Balance	Change	Balance	Remarks
January 31, 2002	Incorporation through private placement	1,000	1,000	100	100	(Note 1)
October 19, 2004	Consolidation of investment units	-800	200	—	100	(Note 2)
November 11, 2004	Capital increase through private placement	15,392	15,592	6,772	6,872	(Note 3)
March 7, 2005	Capital increase through public offering	30,000	45,592	14,325	21,197	(Note 4)
April 5, 2005	Capital increase through third-party allotment	1,200	46,792	573	21,770	(Note 5)
December 15, 2005	Capital increase through public offering	13,700	60,492	6,641	28,411	(Note 6)
May 29, 2007	Capital increase through third-party allotment	48,161	108,653	28,000	56,412	(Note 7)
October 19, 2009	Capital increase through third-party allotment	23,238	131,891	3,000	59,412	(Note 8)

(Note 1)	The Investment Corporation was established for at an issue price of 100,000 yen per investment unit.

(Note 2)	Investment units were consolidated (at the ratio of 1 unit for every 5 units).

(Note 3)	The Investment Corporation issued additional investment units (through private placement) at an issue price of 440,000 yen per investment unit to procure funds for acquiring 18 beneficiary interests in real estate investment trusts from private placement funds (which are anonymous association-type real estate funds established by the Asset Manager in the 5th fiscal period).

(Note 4)	The Investment Corporation issued additional investment units (through public offering) at an issue price of 500,000 yen per investment unit (underwriting price: 477,500 yen) to procure funds for acquiring 3 beneficiary interests in real estate investment trusts and for repaying short-term loans payable.

(Note 5)	Following the additional issue of investment units through public offering (Note 4), the Investment Corporation issued additional investment units (through third-party allotment) at an issue price of 477,500 yen per investment unit with Nomura Securities Co., Ltd. as the allottee.

(Note 6)	The Investment Corporation issued additional investment units (through public offering) at an issue price of 503,430 yen per investment unit (underwriting price: 484,746 yen) to procure funds for acquiring 1 real estate property and for repaying short-term loans payable.

(Note 7)	The Investment Corporation issued additional investment units (through third-party allotment) at an issue price of 581,400 yen per investment unit to procure funds for acquiring 11 beneficiary interests in real estate investment trusts. The allottees were MSREF VI River Five, Limited, MSREF VI River Six, Limited Japan Branch, Est 1, Limited, Ravita 1, Limited, RAM TWO Co., Ltd., D.B. Zwirn Special Opportunities Fund, Ltd., Toyo Property Co., Ltd. (“Toyo Property”), Toyo Building Maintenance Kabushiki Kaisha, Building Management & Strategy Inc. and Total Housing, Inc.

(Note 8)	The Investment Corporation issued additional investment units (through third-party allotment) at an issue price of 129,100 yen per investment unit with HEIWA REAL ESTATE CO., LTD. (“Heiwa”) as the allottee.

[Trends in prices of investment certificates on the exchange]
The following are the highest and lowest prices (based on the closing price) of investment certificates of the Investment Corporation on the Real Estate Investment Trust Section of the Tokyo Stock Exchange for each of fiscal periods.
(Yen)

Fiscal period	13th	14th	15th	16th	17th
Period ended	May 2008	November 2008	May 2009	November 2009	May 2010
Highest	481,000	299,000	158,800	191,000	170,600
Lowest	287,000	78,500	81,200	111,000	111,600
(4) Distribution performance
For the fiscal period under review, the Investment Corporation decided to distribute the entire amount of unappropriated retained earnings, excluding fractional amounts less than 1 yen in the distribution per investment unit, with a view to make the maximum amount of distribution of earnings be treated as deductible expenses pursuant to the special treatment provided under Article 67-15 of the Special Taxation Measures Law. As a result, distribution per investment unit amounted to 5,268 yen.

		13th	14th	15th	16th	17th
		from December 1, 2007	from June 1, 2008	from December 1, 2008	from June 1, 2009	from December 1, 2009
Fiscal period		to May 31, 2008	to November 30, 2008	to May 31, 2009	to November 30, 2009	to May 31, 2010
Total unappropriated retained earnings	Thousand yen	1,180,563	1,123,739	960,639	387,519	694,874
Earnings set aside	Thousand yen	48	50	38	23	72
Total cash distribution	Thousand yen	1,180,514	1,123,689	960,601	387,495	694,801
(Distribution per investment unit)	Yen	(10,865)	(10,342)	(8,841)	(2,938)	(5,268)
Of which, total distribution of earnings	Thousand yen	1,180,514	1,123,689	960,601	387,495	694,801
(Distribution of earnings per investment unit)	Yen	(10,865)	(10,342)	(8,841)	(2,938)	(5,268)
Of which, total capital reimbursement	Thousand yen	—	—	—	—	—
(Capital reimbursement per investment unit)	Yen	(—)	(—)	(—)	(—)	(—)

(5) Management Policy and Challenges to be Responded to Going Forward
The Investment Corporation aims to achieve the fundamental principle of achieving a steady growth of assets under management and securing stable profits over the medium and long term as follows in accordance with the investment policy established by the Investment Corporation.
(i)	External growth
The Investment Corporation believes that it is necessary to carefully examine the expansion of its asset scale through evaluating the current severe market environment. Under these circumstances, the Investment Corporation aims to expand its asset scale to improve the portfolio quality by restructuring it through the merger with Japan Single-residence REIT Inc. (“JSR”). (For details of the merger with JSR, please refer to “(6) Material Facts Arising After the Close of the Fiscal Period, (i) Merger of the Investment Corporation and Japan Single-residence Asset Management Corp.” below.) The Asset Management Company endeavors to secure stable profits over the medium and long term by avoiding excessive acquisition competition and by acquiring prime assets at the appropriate time and price by taking advantage of the cooperation system, mainly with Heiwa (a parent company and an affiliated company providing information and services), Morgan Stanley Capital K.K. (a pipeline support company), and Toyo Property (which provides information), and independently collecting information on property.
(ii)	Internal growth
The leasing market of office space environment is expected to continue to be unfavorable. The Investment Corporation appropriately maintains management conditions, making efforts to minimize the decline in rent and keep track of rent in the market, and endeavors to maintain profits by shortening the vacancy period between tenancies and reducing operational costs. As for residential spaces, the Investment Corporation endeavors to maintain and increase the occupancy rate and contribute to the securing of stable profits. The Investment Corporation also aims to conduct steady management by reviewing the entire portfolio.
(iii)	Financial strategy
The outstanding interest-bearing liabilities as of the end of the current term is 39,959 million yen, and the percentage of interest-bearing liabilities to total assets is 38.3%

Due to the effect of the world-wide financial crisis triggered by the subprime issue, the financing environment is still in distress. The Investment Corporation will make efforts to establish healthy financial strength by coordinating with financial institutions and facilitating the raising of funds.
(iv)	Further promotion of timely disclosure
The Investment Corporation complies with the Securities Listing Regulations prescribed by TSE and various rules and relevant laws and ordinances concerning timely disclosure, and discloses information in an accurate, fair and timely manner. The Investment Corporation discloses matters determined upon such as the acquisition of new property when the board of directors or other comparable institutions make decisions, in principle, and discloses matters occurred such as damage to the assets under management arising from accidential events when it becomes aware of such occurrences. As a general rule, the Investment Corporation discloses information through TDnet, operated by TSE, in press releases distributed to TSE’s press club (Kabuto club), the Ministry of Land, Infrastructure, Transport and Tourism Press Club and other relevant organizations, and on the Investment Corporation’s website.

(6) Material Facts Arising After the Close of the Fiscal Period
(i)	Merger of the Investment Corporation and Japan Single-residence REIT Inc.
The Investment Corporation decided at its board of directors’ meeting held on June 21, 2010, to implement a merger (the “Merger”) with JSR as follows and executed a merger agreement (the “Merger Agreement”) with JSR as of June 21, 2010.
(A)	Purpose of the Merger
The Investment Corporation and JSR have reached a mutual understanding that initiatives through the Merger to resolve their financial problems, including increases in the finance cost and concerns about refinancing, and to stabilize the financial base, as well as to expand the asset scale, to improve the portfolio quality by restructuring it and to improve liquidity of investment units would contribute to improving the unitholder value of both corporations. It is expected that the new investment corporation after the Merger will, as an integrated REIT, expand its assets while stabilizing its cash flow and balance sheets. The Investment Corporation and JSR will seek to implement the Merger in accordance with the Merger Agreement with support from both parties’ major unitholders and financial institutions.
(B)	Method of the Merger
The Merger will be an absorption-type merger whereby the Investment Corporation will be the surviving corporation and JSR will be dissolved corporation.
(C)	Unit Allocation Ratio
The Investment Corporation and JSR agreed to allot 3 units of the Investment Corporation per 1 unit of JSR at the time of the Merger, after splitting units as described in “(ii) Unit Split” below. (The merger ratio for the Merger before taking the unit split into consideration is 1 to 0.75.) If any event that may materially affect the basis for calculating the allotment ratio arises or is discovered, the Investment Corporation and JSR may change the allotment ratio upon agreement through mutual consultation.
(D)	Timing of Merger
The Merger is scheduled to become effective as of October 1, 2010.
(E)	Summary of Operation Results of Absorbed Corporation (JSR) for Previous Fiscal Period Ended in January 2010

Business Details:	Investment in and management of specified assets such as real estate assets and real estate asset related securities
Operating Revenue:	1,766 million yen
Current Net Income:	236 million yen
Assets:	59,249 million yen
Liability:	31,749 million yen
Net Assets:	27,500 million yen
(ii)	Unit Split
The Investment Corporation decided at its board of directors’ meeting held on June 21, 2010, to carry out a unit split (the “Unit Split”) as follows.
(A)	Purpose of the Split
The merger ratio before taking the Unit Split into consideration is 1 unit of the Investment Corporation to 0.75 units of JSR. In the case of allotting units of the Investment Corporation at a ratio of 0.75 units of the Investment Corporation per 1 unit of JSR based on such merger ratio, a large number of unitholders of JSR will receive only fractional units of the Investment Corporation. Therefore, in order to allow the unitholders of JSR to continue to hold units of the Investment Corporation after the Merger, the Investment Corporation decided to carry out a 4-for-1 unit split for units of the Investment Corporation for the purpose of delivering one or more units of the Investment Corporation to all the unitholders of JSR. As a result of the Unit Split, 3 units (post-unit split) of the Investment Corporation per 1 unit of JSR will be allotted to the unitholders of JSR.

(B)	Method of the Split
A 4-for-1 unit split for units of the Investment Corporation will be implemented to unitholders registered in the latest register of unitholders as of September 30, 2010, which is the day immediately prior to the effective date of the Merger. The Unit Split will become effective on October 1, 2010, the effective date of the Merger, on the condition that all of the conditions precedent set out in the Merger Agreement are satisfied.
(C)	Number of Units to be Increased upon the Split

•	Investment Corporation’s issued units before the Split:	131,891 units
•	Number of units to be increased upon the Split:	395,673 units
•	Number of the Investment Corporation’s issued units after the Split:	527,564 units
•	Investment Corporation’s issued units after the Merger:	695,897 units (Note)
(Note) Number of units where 3 units (post-unit split) of the Investment Corporation per 1 unit of JSR are allocated upon the Merger for all JSR units. The total number of JSR units issued is 56,111 units.

Net assets and current net income per unit calculated on the assumption that the Unit Split had been implemented at the beginning of the previous fiscal period are as follows.

Previous Fiscal Period (From June 1, 2009 to November 30, 2009)

Net assets per unit:	113,351 yen
Net income per unit:	849 yen
Net income per unit is calculated by dividing the net income per unit by the weighted daily average number of units. The amount of net income per unit after adjustment of potential units is not described because there are no potential units.

Current Fiscal Period (From December 1, 2009 to May 31, 2010)

Net assets per unit:	113,933 yen
Net income per unit:	1,317 yen
Net income per unit is calculated by dividing the net income per unit by the weighted daily average number of units. The amount of net income per unit after adjustment of potential units is not described because there are no potential units.
Referential Information
(i)	Acquisition of Shares in Japan Single-residence Asset Management Corp. by Asset Management Company
The Asset Management Company decided at its board of directors’ meeting held on June 21, 2010 to acquire from Apamanshop Sublease Co., Ltd. (“ASSL”), Lehman Brothers Investments Japan Inc. (“Lehman Brothers”) and K.K. daVinci Holdings (“daVinci”) all of the shares of Japan Single-residence Asset Management Corp. (“JSAM”) (the “Share Purchases”), making JSAM a subsidiary of the Asset Management Company, and entered into share purchase agreements on that day with ASSL, Lehman Brothers and daVinci. The Asset Management Company will implement the Share Purchases and make JSAM its subsidiary on September 2, 2010 pursuant to share purchase agreements on the condition, among others, that the Merger Agreement is approved at JSR’s general meeting of unitholders to be held on September 1, 2010.
(ii)	Change to Trade Name of Asset Management Company
The Asset Management Company changed its trade name from Canal Investment Trust Co., Ltd. to HEIWA REAL ESTATE Asset Management CO., LTD. on July 1, 2010.

2. Overview of the Investment Corporation
(1) Status of capital

		13th	14th	15th	16th	17th
			As of November 30,		As of November 30,
Fiscal period		As of May 31, 2008	2008	As of May 31, 2009	2009	As of May 31, 2010
Total number of investment units authorized	Units	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Total number of investment units issued and outstanding	Units	108,653	108,653	108,653	131,891	131,891
Unitholders’ capital	Million yen	56,412	56,412	56,412	59,412	59,412
Number of unitholders	Persons	4,960	5,225	5,806	5,466	5,363
(2) Investment units
Major unitholders as of the end of the fiscal period under review are as follows.

		Ratio of number of
		investment units held to
		total investment units
	Number of	issued and outstanding
	investment units	(Note)
Name	held (units)	(%)
HEIWA REAL ESTATE CO.,LTD.	25,573	19.38
Goldman Sachs International	25,023	18.97
Japan Trustee Services Bank, Ltd. (TRUST ACCOUNT)	11,587	8.78
NCT Trust and Banking Corporation (INVESTMENT TRUST ACCOUNT)	9,665	7.32
Trust & Custody Services Bank, Ltd. (SECURITY INVESTMENT TRUST ACCOUNT)	4,377	3.31
Morgan Stanley & Company International PLC	4,148	3.14
The Master Trust Bank of Japan, Ltd. (TRUST ACCOUNT)	3,733	2.83
Deutsche Bank AG London PB Non Treaty Clients 613	3,370	2.55
MSREF VI River Six, Limited Japan	2,558	1.93
Ravita 1, Limited	2,301	1.74
Total	92,335	70.00

(Note) The “ratio of number of investment units held to total investment units issued and outstanding” is rounded down to the nearest two decimal places.
(3) Directors, etc.
Executive directors, supervisory directors and the accounting auditor are as follows.

			Total compensation of
			each director, etc. during
			the fiscal period
Title	Name	Principal concurrent positions, etc.	(Thousand yen)
Executive Director (Note 1, 2)	Mitsuhiro Utata	Representative Director, Canal Investment Trust Co., Ltd. (Note 3)	70
Executive Director (Note 1, 2)	Masaaki Higashihara	—	3,974
Supervisory Director (Note 1)	Kazutoshi Otsubo	Lawyer, Baba & Sawada Law Office
Supervisory Director (Note 1)	Eiichiro Yokoyama	Certified Public Accountant and Tax Accountant, Yokoyama CPA Office	3,600
Supervisory Director (Note 1)	Takashi Sugiura	Medium and Small Business Consultant, Saitama Prefecture Branch, Japan Small and Medium Enterprise Management Consultants Association
Accounting auditor (Note 4)	KPMG AZSA LLC	—	8,300

(Note 1)	Neither the executive directors nor supervisory directors own investment units of the Investment Corporation in their own name or the name of another.

The executive directors may also be directors of corporations other than those listed above, but none of said corporations or those listed above have special interest with the Investment Corporation.

(Note 2)	At the close of the general meeting of unitholders held on December 11, 2009, Mitsuhiro Utata resigned as Executive Director, and Masaaki Higashirara was elected as succeeding Executive Director.

(Note 3)	Mitsuhiro Utata resigned as Representative Director of Canal Investment Trust Co., Ltd. on January 21, 2010, and Takaya Ichikawa took over as Representative Director on the same day.

(Note 4)	The Investment Corporation may decide to dismiss or not to reappoint the accounting auditor when determined it is necessary for the corporation taking into account the various circumstances.

(4) Asset management Company, asset custodian and general administrators
The following are the asset management Company, asset custodian and general administrators as of the end of the fiscal period under review.

Outsourced responsibility	Name
Asset management Company	Canal Investment Trust Co., Ltd.

Asset custodian	Mizuho Trust & Banking Co., Ltd.

General administrator (accounting matters, etc.)	Heiseikaikeisha Tax Corporation (“HSK”).

General administrator (administration of unitholder’s register, etc.)	Mizuho Trust & Banking Co., Ltd.

General administrator (operation of the organization, etc.)	Mitsubishi UFJ Trust and Banking Corporation.

General administrator (matters concerning investment corporation bonds)	Aozora Bank, Ltd.

3. Portfolio assets of the Investment Corporation
(1) Composition of properties of the real estate Investment Corporation

			16th fiscal period		17th fiscal period
			(as of November 30, 2009)		(as of May 31, 2010)
			Total amount owned	Ratio to total	Total amount owned	Ratio to total
			(Note 1)	assets	(Note 1)	assets
Asset type	Use	Region	(Million yen)	(%)	(Million yen)	(%)
Real estate (Note 2)	Office	Tokyo’s 23 wards	16,712	16.4	16,686	16.0
		Tokyo Metropolitan (Note 3)	5,333	5.2	5,292	5.1
		Others	8,504	8.4	8,523	8.2
	Residence	Tokyo’s 23 wards	12,327	12.1	12,261	11.7
		Tokyo Metropolitan (Note 3)	8,765	8.6	8,702	8.3
	Subtotal		51,642	50.8	51,465	49.3
Real estate in trust (Note 2)	Office	Tokyo’s 23 wards	17,089	16.8	22,019	21.1
	Residence	Tokyo’s 23 wards	23,154	22.8	23,032	22.1
		Tokyo Metropolitan (Note 3)	417	0.4	415	0.4
	Subtotal		40,662	40.0	45,467	43.5
Total real estate, etc.			92,304	90.7	96,933	92.8
Deposits and other assets			9,448	9.3	7,527	7.2
Total assets			101,753	100.0	104,461	100.0

(Note 1)	“Total amount owned” indicates the amount recorded on the balance sheets as of the end of the fiscal period (the book value after depreciation, in the case of real estate and real estate in trust).

(Note 2)	Leasehold rights, etc. owned together with buildings, etc. are included in “Real estate” and “Real estate in trust,” after combining with buildings, etc.

(Note 3)	“Tokyo metropolitan” indicates Tokyo Metropolis (excluding 23 wards), and Kanagawa, Saitama and Chiba prefectures.
(2) Major assets owned
The following are the overview of major assets owned by the Investment Corporation (the 10 properties with the highest book value at the end of the fiscal period) as of the end of the fiscal period under review.

						Ratio to total
						revenue
						from
		Book	Leasable	Leased		property
		value	floor space	floor space	Occupancy rate	leasing
		(Million	(Note 1)	(Note 2)	(Note 3)	(Note 4)
Name of real estate, etc.		yen)	(m2)	(m2)	(%)	(%)	Primary use
Of-19	Sannomiya Sanwa Toyo Building	8,523	6,102.70	5,289.89	86.7	8.4	Office
Re-25	Glenpark Ginza EAST	5,917	5,459.49	3,979.68	72.9	3.5	Apartment
Of-25	Kayabacho HEIWA Building	4,870	4,156.53	4,156.53	100.0	2.7	Office
Re-28	Rune Higashiterao	4,441	12,760.85	11,412.28	89.4	4.4	Apartment
Re-20	Landstage Shirokanetakanawa	4,039	4,457.76	4,222.12	94.7	4.0	Apartment
Of-20	Funabashi Face Building	3,838	2,520.22	2,520.22	100.0	4.7	Office
Of-18	M2 Harajuku	3,498	1,374.86	1,374.86	100.0	5.7	Shop
Re-11	Mirum Wakabayashi Koen	3,423	5,490.36	5,134.15	93.5	4.1	Apartment
Re-26	Glenpark Shin-yokohama	3,330	4,224.61	4,049.91	95.9	2.8	Apartment
Of-12	Hatchobori SF Building	3,110	2,217.24	2,217.24	100.0	3.0	Office
Total		44,994	48,764.62	44,356.88	91.0	43.4

(Note 1)	“Leasable floor space” indicates the portion of leasable space (excluding common portions) for offices, shops, residences, etc.

(Note 2)	“Leased floor space” indicates the portion of leased space pursuant to a lease contract.

(Note 3)	“Occupancy rate” indicates the ratio of leased floor space to leasable floor space at the end of the fiscal period.

(Note 4)	“Ratio to total revenue from property leasing” indicates the ratio of the revenue from leasing of each property to the revenue from leasing of the entire portfolio.

(3) Details of real estate, etc.
The following are the details of real estate, etc. owned by the Investment Corporation at the end of the fiscal period under review.

				Appraisal
				price at end
				of the fiscal
				period
		Location	Form of	(Note 1)	Book value
Name of real estate, etc.		(street number)	ownership	(Million yen)	(Million yen)
Of-01	Asahi Life Insurance Gotanda Building	25-16, Higashi Gotanda 5-chome, Shinagawa-ku, Tokyo	Beneficiary right	1,515	1,282
Of-05	Suitengu HEIWA Building	16-8, Nihombashi Kakigaracho 1-chome, Chuo-ku, Tokyo	Beneficiary right	1,579	1,502
Of-06	NV Tomioka Building	1-9, Tomioka 2-chome, Koto-ku, Tokyo	Beneficiary right	2,560	2,472
Of-07	Hamamatsucho SS Building	12-9, Shiba Daimon 2-chome, Minato-ku, Tokyo	Beneficiary right	1,600	1,560
Of-08	Kokusai Tameike Building	12-10, Akasaka 2-chome, Minato-ku, Tokyo	Beneficiary right	2,720	2,781
Of-09	Grace Building Sengakujimae	15-8, Takanawa 2-chome, Minato-ku, Tokyo	Beneficiary right	1,450	1,196
Of-10	Nisso Dai 15 Building	17-19, Shin Yokohama 2-chome, Kohoku-ku, Yokohama City, Kanagawa	Real estate	1,450	1,453
Of-11	Nihonbashi Daiichi Building	2-7, Nihombashi Odemmacho, Chuo-ku, Tokyo	Beneficiary right	2,180	2,213
Of-12	Hatchobori SF Building	12-8, Hacchobori 3-chome, Chuo-ku, Tokyo	Real estate	2,450	3,110
Of-13	Shibuya AX Hills	18-5, Dogenzaka 1-chome, Shibuya-ku, Tokyo	Real estate	1,580	1,863
Of-14	KCA Building	7-11, Kaji-cho 1-chome, Chiyoda-ku, Tokyo	Real estate	1,130	1,735
Of-15	Daiwa Nakameguro Building	6-1, Nakameguro 4-chome, Meguro-ku, Tokyo	Real estate	2,240	2,927
Of-16	Anwa Tsukasacho Building	10, Kandatsukasa-machi 2-chome, Chiyoda-ku, Tokyo	Real estate	1,100	1,364
Of-17	Hatchobori MF Building	2-9, Irifune 1-chome, Chuo-ku, Tokyo	Real estate	1,020	1,132
Of-18	M2 Harajuku (Note 2)	27-8, Jinguumae 6-chome, Shibuya-ku, Tokyo	Beneficiary right	4,134	3,498
Of-19	Sannomiya Sanwa Toyo Building	3-10, Isogamidori 8-chome, Chuo-ku, Kobe City, Hyogo	Real estate	6,330	8,523
Of-20	Funabashi Face Building	3-1, Honcho 1-chome, Funabashi City, Chiba	Real estate	3,150	3,838
Of-21	Adesso Nishiazabu	7-2, Nishiazabu 1-chome, Minato-ku, Tokyo	Beneficiary right	522	641
Of-22	CIC Toranomon Building	17-2, Nishishimbashi 2-chome, Minato-ku, Tokyo	Real estate	1,336	1,729
Of-23	Aria Ikebukuro	29-12, Minamiikebukuro 2-chome, Toshima-ku, Tokyo	Real estate	1,090	1,342
Of-24	CIC Yushima Building	37-4, Yushima 3-chome, Bunkyo-ku, Tokyo	Real estate	1,320	1,480
Of-25	Kayabacho HEIWA Building (Note 3)	1-2, Nihombashi Kayabacho 3-chome, Chuo-ku, Tokyo	Beneficiary right	5,080	4,870
Subtotal for offices				47,536	52,522
Re-03	Concord Ichikawa	8-13, Ainokawa 4-chome, Ichikawa City, Chiba	Beneficiary right	438	415
Re-05	CIC Meguro (Note 4)	15-10, Shimomeguro 2-chome, Meguro-ku, Tokyo	Beneficiary right	529	641
Re-09	Regulus Higashikasai	10-6, Higashikasai 7-chome, Edogawa-ku, Tokyo	Beneficiary right	628	621
Re-11	Mirum Wakabayashi Koen	33-14, Wakabayashi 4-chome, Setagaya-ku, Tokyo	Beneficiary right	3,399	3,423
Re-12	Mirum Himonya	5-15, Himonya 5-chome, Meguro-ku, Tokyo	Beneficiary right	1,434	1,515
Re-14	Main Stage Minami Azabu III	13-20, Minamiazabu 2-chome, Minato-ku, Tokyo	Beneficiary right	1,201	1,357
Re-15	Cosmos Gracia Azabujuban	3-4, Higashiazabu 3-chome, Minato-ku, Tokyo	Beneficiary right	1,081	1,256
Re-16	Advantage Gakugeidaigaku	18-27, Shimomeguro 6-chome, Meguro-ku, Tokyo	Beneficiary right	837	976
Re-17	Hermitage Higashikanda	1-9, Higashikanda 3-chome, Chiyoda-ku, Tokyo	Beneficiary right	1,070	1,058
Re-18	Hermitage Higashinihonbashi	6-8, Higashinihombashi 3-chome, Chuo-ku, Tokyo	Beneficiary right	1,200	1,168
Re-19	Hermitage Nerima	1-12, Nerima 3-chome, Nerima-ku, Tokyo	Beneficiary right	678	666
Re-20	Landstage Shirokanetakanawa	2-6, Takanawa 1-chome, Minato-ku, Tokyo	Real estate	3,980	4,039
Re-21	Urbyl Berger Meidaimae	27-7, Hanegi 1-chome, Setagaya-ku, Tokyo	Real estate	886	1,058
Re-22	Joy City Nihonbashi	9-5, Nihombashi Koami-cho, Chuo-ku, Tokyo	Beneficiary right	925	1,124
Re-23	Grefas Kamishakujii	34-12, Kamishakujii 3-chome, Nerima-ku, Tokyo	Real estate	905	940
Re-24	T&G Kinshicho Mansion	10-2, Kotobashi 2-chome, Sumida-ku, Tokyo	Real estate	970	1,144
Re-25	Glenpark Ginza EAST	7-8, Tsukiji 7-chome, Chuo-ku, Tokyo	Beneficiary right	4,200	5,917
Re-26	Glenpark Shin-yokohama	7-6, Shin Yokohama 2-chome, Kohoku-ku, Yokohama City, Kanagawa	Real estate	2,330	3,330
Re-27	Glenpark Ikedayama	21-14, Higashigotanda 5-chome, Shinagawa-ku, Tokyo	Beneficiary right	1,050	1,651
Re-28	Rune Higashiterao	1-1, Higashiterao 4-chome, Tsurumi-ku, Yokohama City, Kanagawa	Real estate	2,900	4,441
Re-29	Residence Mukogaoka	7-12, Mukogaoka 1-chome, Bunkyo-ku, Tokyo	Real estate	1,600	2,361
Re-30	Residence Higashimagome	38-8, Higashimagome 1-chome, Ota-ku, Tokyo	Real estate	1,140	1,624
Re-31	Glenpark Gakugeidaigaku	40-7, Nakacho 1-chome, Meguro-ku, Tokyo	Beneficiary right	1,050	1,652
Re-33	Advantage Kameido	36-13, Kameido 2-chome, Koto-ku, Tokyo	Real estate	962	1,090
Re-34	Vante Tanashi	5-23, Tanashicho 6-chome, Nishitokyo City, Tokyo	Real estate	823	930
Subtotal for residence				36,216	44,411
Total				83,752	96,933

(Note 1)	“Appraisal price at end of the fiscal period” indicates the value of real estate evaluated by a real estate appraiser in accordance with the methods and standards for evaluating assets stipulated in the Articles of Incorporation, and regulations established by The Investment Trusts Association, Japan.

(Note 2)	As for Of-18: M2 Harajuku, part of the premise was transferred to the Tokyo government in relation to expropriation of land on October 6, 2009.

(Note 3)	Of-25: Kayabacho HEIWA Building was acquired on March 29, 2010.

(Note 4)	Re-05: CIC Meguro was renamed from FLEG Meguro on November 30, 2009.

     The following are the leasing business of properties, etc. owned by the Investment Corporation.

		16th fiscal period				17th fiscal period
		(from June 1, 2009 to November 30, 2009)				(from December 1, 2009 to May 31, 2010)
		Total number of		Revenue from				Revenue from	Ratio to total
		tenants (as of	Occupancy rate	property leasing	Ratio to total	Total number of	Occupancy rate	property leasing	revenue from
		end of the	(as of end of the	(during the fiscal	revenue from	tenants (as of	(as of end of the	(during the fiscal	property
		fiscal	fiscal	period)	property leasing	end of the fiscal	fiscal period)	period)	leasing
		period)(Note 1)	period)(Note 2)	(Note 3) (Thousand	(Note 4)	period)(Note 1)	(Note 2)	(Note 3) (Thousand	(Note 4)
Name of real estate, etc.		(Tenants)	(%)	yen)	(%)	(Tenants)	(%)	yen)	(%)
Of-01	Asahi Life Insurance Gotanda Building	1	100.0	60,947	2.1	1	100.0	60,504	2.2
Of-03	Dai-hyaku Seimei Shinjuku Bldg (Note 5)	—	—	37,415	1.3	—	—	—	—
Of-04	Ebisu Square (Note 5)	—	—	116,903	4.1	—	—	—	—
Of-05	Suitengu HEIWA Building	1	88.5	61,257	2.2	1	100.0	62,755	2.3
Of-06	NV Tomioka Building	1	100.0	100,943	3.6	1	100.0	98,563	3.6
Of-07	Hamamatsucho SS Building	1	100.0	63,132	2.2	1	88.8	59,401	2.2
Of-08	Kokusai Tameike Building	5	75.3	90,844	3.2	5	75.3	69,945	2.6
Of-09	Grace Building Sengakujimae	7	89.6	60,686	2.1	7	89.6	63,599	2.4
Of-10	Nisso Dai 15 Building	1	100.0	51,322	1.8	1	100.0	51,322	1.9
Of-11	Nihonbashi Daiichi Building	9	100.0	77,709	2.7	9	100.0	75,971	2.8
Of-12	Hatchobori SF Building	1	85.1	79,630	2.8	1	100.0	81,284	3.0
Of-13	Shibuya AX Hills	8	63.6	35,033	1.2	7	61.2	32,294	1.2
Of-14	KCA Building	6	64.4	35,745	1.3	7	82.2	32,682	1.2
Of-15	Daiwa Nakameguro Building	7	88.4	83,106	2.9	6	100.0	82,791	3.1
Of-16	Anwa Tsukasacho Building	9	100.0	42,184	1.5	9	100.0	42,615	1.6
Of-17	Hatchobori MF Building	7	100.0	36,992	1.3	6	79.8	34,516	1.3
Of-18	M2 Harajuku (Note 6)	1	100.0	130,074	4.6	1	100.0	155,098	5.7
Of-19	Sannomiya Sanwa Toyo Building	18	94.2	245,489	8.6	16	86.7	227,529	8.4
Of-20	Funabashi Face Building	1	94.2	124,423	4.4	1	100.0	126,331	4.7
Of-21	Adesso Nishiazabu	3	73.1	15,477	0.5	3	73.1	11,926	0.4
Of-22	CIC Toranomon Building	8	86.5	43,541	1.5	8	86.5	43,141	1.6
Of-23	Aria Ikebukuro	7	100.0	40,505	1.4	6	88.4	39,538	1.5
Of-24	CIC Yushima Building	9	100.0	54,329	1.9	9	100.0	53,580	2.0
Of-25	Kayabacho HEIWA Building (Note 7)	—	—	—	—	1	100.0	73,326	2.7
Subtotal for offices		111	92.7	1,687,696	59.4	107	93.6	1,578,720	58.4
Re-03	Concord Ichikawa	1	100.0	17,280	0.6	1	100.0	17,301	0.6
Re-05	CIC Meguro (Note 8)	1	93.7	18,791	0.7	1	100.0	19,086	0.7
Re-09	Regulus Higashikasai	1	100.0	23,324	0.8	1	100.0	23,344	0.9
Re-11	Mirum Wakabayashi Koen	1	100.0	115,614	4.1	1	93.5	110,730	4.1
Re-12	Mirum Himonya	1	88.5	46,495	1.6	1	90.1	44,653	1.7
Re-14	Main Stage Minami Azabu III	1	66.7	28,797	1.0	1	95.0	29,830	1.1
Re-15	Cosmos Gracia Azabujuban	1	74.7	31,221	1.1	1	88.6	26,278	1.0
Re-16	Advantage Gakugeidaigaku	1	76.1	22,189	0.8	1	76.8	22,198	0.8
Re-17	Hermitage Higashikanda	1	87.7	34,160	1.2	1	93.3	31,801	1.2
Re-18	Hermitage Higashinihonbashi	1	86.1	37,928	1.3	1	96.2	38,622	1.4
Re-19	Hermitage Nerima	1	96.2	25,020	0.9	1	91.8	23,731	0.9
Re-20	Landstage Shirokanetakanawa	1	85.5	110,382	3.9	1	94.7	108,846	4.0
Re-21	Urbyl Berger Meidaimae	1	83.0	29,292	1.0	1	94.3	28,744	1.1
Re-22	Joy City Nihonbashi	1	82.7	28,854	1.0	1	91.2	32,203	1.2
Re-23	Grefas Kamishakujii	1	86.8	31,274	1.1	1	94.9	32,201	1.2
Re-24	T&G Kinshicho Mansion	1	91.0	31,486	1.1	1	91.0	31,826	1.2
Re-25	Glenpark Ginza EAST	1	67.8	100,530	3.5	1	72.9	94,777	3.5
Re-26	Glenpark Shin-yokohama	1	84.8	78,168	2.8	1	95.9	75,784	2.8
Re-27	Glenpark Ikedayama	1	73.8	26,473	0.9	1	61.0	22,035	0.8
Re-28	Rune Higashiterao	1	82.4	123,449	4.3	1	89.4	118,927	4.4
Re-29	Residence Mukogaoka	1	88.7	53,423	1.9	1	96.7	53,062	2.0
Re-30	Residence Higashimagome	1	83.1	41,117	1.4	1	89.2	40,431	1.5
Re-31	Glenpark Gakugeidaigaku	1	78.2	31,400	1.1	1	81.6	28,773	1.1
Re-33	Advantage Kameido	1	100.0	35,505	1.3	1	100.0	40,279	1.5
Re-34	Vante Tanashi	1	80.5	30,379	1.1	1	91.4	29,020	1.1
Subtotal for residence		25	84.4	1,152,563	40.6	25	89.9	1,124,494	41.6
Total		136	87.7	2,840,259	100.0	132	91.5	2,703,214	100.0

(Note 1)	As for “Total number of tenants”, one tenant leasing multiple rental units is counted as one if such units are in the same properties, and as multiple tenants if such units are in multiple properties.

(Note 2)	“Occupancy rate” indicates the ratio of leased floor space to leasable floor space at the end of the fiscal period.

(Note 3)	“Revenue from property leasing” indicates the revenue from leasing of each real estate, etc. for the fiscal period under review.

(Note 4)	“Ratio to total revenue from property leasing” indicates the ratio of the revenue from leasing of each property to the revenue from leasing of the entire portfolio.

(Note 5)	Of-03: Dai-hyaku Seimei Shinjuku Bldg and Of-04: Ebisu Square were transferred on August 31, 2009.

(Note 6)	As for Of-18: M2 Harajuku, part of the premise was transferred to the Tokyo government in relation to expropriation of land on October 6, 2009.

(Note 7)	Of-25: Kayabacho HEIWA Building was acquired on March 29, 2010.

(Note 8)	Re-05: CIC Meguro was renamed from FLEG Meguro on November 30, 2009.
(4) Table of contract amount, etc. and status of market value of specified transactions
The following are the contract amount, etc. and the status of market value of specified transactions at the Investment Corporation as of the end of the fiscal period under review.

				(Million yen)
		Contract amount, etc. (Note 1)
Account	Type		Of which, exceeds 1 year	Market value (Note 2, 3)
Transaction other than market transaction	Interest rate swap transaction: Receiving variable payments while paying fixed payments	14,925	7,960	-227

Total		14,925	7,960	-227

(Note 1)	The contract amount, etc. of interest rate swap transactions is based on notional principal, etc.

(Note 2)	Valued at an amount calculated by the counterparty to the concerned transaction agreement based on the prevailing rate of interest, etc.

(Note 3)	The amount of market value is not reflected on the balance sheets as the exceptional treatment is adopted for interest rate swap transactions in accordance with the “Accounting Standards for Financial Instruments” (ASBJ Statement No. 10, March 10, 2008 is applied).
(5) Other assets
Beneficiary rights of real estate in trust and real estate, which are owned by the Investment Corporation, are all shown in the above “3. (3) Details of real estate, etc.” As of the end of the fiscal period under review, there is no major specified assets, that is major investment targets of the Investment Corporation, other than those listed in the above “3. (3) Details of real estate, etc.”

4. Capital expenditures for owned real estate
(1) Scheduled capital expenditures
     The following are the major capital expenditures in connection with repairs, etc. that are expected to arise with respect to owned real estate, etc. as of the day of preparing this report. The expected construction amount shown below may include the portion separately accounted for asexpenses for the accounting purposes.

					Expected construction amount (Thousand
					yen)
						Amount paid
				Scheduled		during the fiscal	Amount already
Name of real estate, etc.		Location	Purpose	implementation period	Total amount	period	paid
Of-11	Nihonbashi Daiichi Building	Chuo-ku, Tokyo	Replacement of air-conditioning equipment	from June 2010 to November 2010	11,700	—	—
Of-15	Daiwa Nakameguro Building	Meguro-ku, Tokyo	Replacement of air-conditioning equipment	from June 2010 to November 2010	10,000	—	—
Of-19	Sannomiya Sanwa Toyo Building	Kobe-shi, Hyogo	Replacement of air-conditioning equipment	from June 2010 to November 2010	30,000	—	—
(2) Capital expenditures during the fiscal period
     The following are the outline of major construction work that is considered to be capital expenditures during the fiscal period under review.
     Capital expenditures for the fiscal period under review was 260,671 thousand yen. Combined with repairing expenses of 81,969 thousand yen classified as expenses, the Investment Corporation implemented construction work totaling 342,640 thousand yen.

					Construction amount paid
Name of real estate, etc.		Location	Purpose	Implementation period	(Thousand yen)
Of-12	Hatchobori SF Building	Chuo-ku, Tokyo	Replacement of air-conditioning equipment	from May 2010 to May 2010	7,300
Of-15	Daiwa Nakameguro Building	Meguro-ku, Tokyo	Replacement of air-conditioning equipment	from March 2010 to March 2010	12,000
Of-18	M2 Harajuku	Shibuya-ku, Tokyo	Construction for expropriation of roads	from December 2009 to May 2010	114,420
Of-19	Sannomiya Sanwa Toyo Building	Kobe-shi, Hyogo	Replacement of air-conditioning equipment	from April 2010 to May 2010	35,500
Re-28	Rune Higashiterao	Yokohama-shi, Kanagawa	Replacement of disaster prevention equipment	from January 2010 to March 2010	5,000
	Others		Renovation of automated parking lot, etc.	from December 2009 to May 2010	86,451
			Total		260,671
(3) Reserves for long-term repair plans
     The Investment Corporation set aside some portion of cash flows provided during the fiscal period as a reserve for repairs over the medium to long term, in accordance with long-term repair plans that are formulated for each property, as shown below.

	13th	14th	15th	16th	17th
	from December 1, 2007	from June 1 2008	from December 1, 2008	from June 1 2009	from December 1, 2009
Business period	to May 31, 2008	to November 30, 2008	to May 31, 2009	to November 30, 2009	to May 31, 2010
Balance of reserves at end of the previous fiscal period	300,000	300,000	300,000	330,000	495,000
Reserves in the fiscal period under review	—	—	30,000	200,000	—
Reversal of reserves in the fiscal period under review	—	—	—	35,000	107,000
Amount carried forward to the next fiscal period	300,000	300,000	330,000	495,000	388,000

(Note)	In addition to the above reserves, the Investment Corporation set aside 40,263 thousand yen by the end of the fiscal period under review as reserves for repairs pursuant to the management rules, etc. for buildings whose ownership is partitioned.

5. Expenses and liabilities
(1) Details of expenses for management, etc.
(Thousand yen)

	16th fiscal period	17th fiscal period
	from June 1, 2009	from December 1, 2009
Item	to November 30, 2009	to May 31, 2010
(a) Asset management fee (Note)	280,811	292,222
(b) Asset custody fee	20,563	19,135
(c) Administrative service fees	27,824	31,116
(d) Directors’ compensations	4,800	7,645
(e) Audit fee	9,200	8,300
(f) Other operating expenses	65,665	49,920
Total	408,863	408,339

(Note)	As for “Asset management fees,” in addition to the above amount, there was a management fee of 43,485 thousand yen for the acquisition of properties that were incorporated in the acquisition cost for individual real estate properties, etc. during 17th fiscal period.
(2) Indebtedness
The following are loans payable from each financial institution as of the end of the fiscal period under review and as of the end of the previous fiscal period.
(Thousand yen)

		Balance at the		Average
		end of	Balance at the	interest
Account		previous	end of current	rate		Repayment
Lender	Borrowing date	period	period	(%) (Note 1)	Final due date	method	Use	Remarks
Short-term loans
Aozora Bank, Ltd.	October 27, 2009	4,500,000	4,477,500	1.87685	October 27, 2010	Installment (Note 2)	(Note 5)	Secured, unguaranteed
Sumitomo Mitsui Banking Corporation		3,000,000	2,985,000
Resona Bank, Limited.		1,000,000	995,000
Subtotal		8,500,000	8,457,500
Long-term loans due within a year
Aozora Bank, Ltd.	March 7, 2008	4,600,000	—	1.17143	March 6, 2010
The Norinchukin Bank	October 31, 2007	3,000,000	2,985,000	1.71500	October 29, 2010	Installment (Note 2)	(Note 5)	Secured, unguaranteed
Resona Bank, Limited.		2,000,000	1,990,000
The Nishi-Nippon City Bank, Ltd.		1,000,000	995,000
Sompo Japan Insurance Inc.		500,000	497,500
Aozora Bank, Ltd.		300,000	298,500
The Hokkaido Bank Ltd.		200,000	199,000
Subtotal		11,600,000	6,965,000
Long-term loans
Aozora Bank, Ltd.	October 31, 2007	6,000,000	5,970,000	2.08500	October 31,2012	Installment (Note 2)	(Note 5)	Secured, unguaranteed
Resona Bank, Limited.		2,000,000	1,990,000
Aozora Bank, Ltd.	March 5, 2010	—	4,577,000	1.62636	October 31,2011	Installment (Note 3)
Aozora Bank, Ltd.	March 29, 2010	—	1,000,000	1.82636	October 31,2012	Installment (Note 4)
Resona Bank, Limited.		—	1,000,000
Subtotal		8,000,000	14,537,000
Total		28,100,000	29,959,500

(Note 1)	“Average interest rate” indicates the weighted average rate during the fiscal period. As for the loans for which interest rate swap transactions were entered hedge the interest rate fluctuation risk, the effect was reflected in the average interest rate.

(Note 2)	The amount equivalent to 0.5% of loans will be repaid every six months with the first payment due January 29, 2010, and the remainder as of the final due date will be repaid on that day.

(Note 3)	The amount of 23,000 thousand yen will be repaid every six months with the first payment due July 30, 2010, and the remainder as of the final due date will be repaid on that day.

(Note 4)	The amount equivalent to 0.5% of loans will be repaid every six months with the first payment due July 30, 2010, and the remainder as of the final due date will be repaid on that day.

(Note 5)	Each loan is used to fund the acquisition of real estate, etc. or to fund the refinancing of interest-bearing liabilities.

(3) Investment corporation bonds
The following is the status of investment corporation bonds outstanding as of the end of the fiscal period under review and as of the end of the previous fiscal period.

		Balance at the	Balance at the
		end of previous	end of current
		period	period			Redemption
Issue	Issue date	(Million yen)	(Million yen)	Interest rate (%)	Maturity	method	Use	Remarks
2nd series Unsecured Investment Corporation Bonds	October 31, 2007	10,000	10,000	2.17	October 31,2012	Lump-sum redemption on maturity date	(Note 1)	(Note 2)
Total		10,000	10,000

(Note 1)	The funds were used to fund the refinancing of loanspayable.

(Note 2)	Pari passu clause limited to among specified investment corporation bonds is attached.

6. Sale and purchase during the fiscal period
(1) Sale and purchase of real estate, etc. and asset related securities

		Acquisition		Sale
			Acquisition value		Sale value (Note		Gain (loss) on
			(Note 1)		1)	Book value	sales (Note 2)
Name of real estate, etc.		Acquisition date	(Million yen)	Sale date	(Million yen)	(Million yen)	(Million yen)
Of-25	Kayabacho HEIWA Building	March 29,2010	4,798	—	—	—	—
	Total	—	4,798	—	—	—	—

(Note 1)	“Acquisition value” and “Sale value” indicate the amounts (sale value described in the transfer contract, etc.) that exclude various expenses for the acquisition or transfer of the subject real estate, etc. (such as brokerage commissions, and taxes and public dues).

(Note 2)	“Gain (loss) on sales” indicates the figure obtained by subtracting book value and other costs to sell from sale value.
(2) Sale and purchase of other assets
The majority of assets other than the above real estate, etc. and asset related securities are bank deposits or bank deposits within trust properties.
(3) Research on price, etc. of specified assets

				Acquisition value or sale	Researched price of
Acquisition				value	specified assets (Million
or sales	Asset type	Name of real estate	Transaction date	(Note 2)(Million yen)	yen)
Acquisition	Beneficiary rights	Of-25 Kayabacho HEIWA Building	March 29,2010	4,798	5,080

(Note 1)	Research on price, etc. of the above specified assets is conducted by KPMG AZSA & Co., in accordance with The Japanese Institute of Certified Public Accountants’ Industry Audit Practice Committee Statement No. 23 “Research on Price, etc. of Specified Assets by Investment Trusts and Investment Corporations.” The Investment Corporation received the research report that contains not only the above researched price, but also the locations of real estate, etc., lot numbers and the matters needed to specify the subject real estate, etc.

(Note 2)	“Acquisition value” and “Sale value” indicate the amounts (sale value described in the transfer contract, etc.) that exclude various expenses for the acquisition or transfer of the subject real estate, etc. (such as brokerage commissions, and taxes and public dues).

(4) Status of transactions with related parties and major shareholders
     a. Transactions
(Million yen)

	Purchase/sale price, etc. (Note 2)
Account	Purchase price, etc.		Sale price, etc.
Acquisition	4,798		—
	Of which, price for purchase from related parties and major shareholders (Note 1)		Of which, price for sale to related parties and major shareholders (Note 1)
	4,798	(100.0%)	—
Breakdown of transactions with related parties and major shareholders (Note 1)
	4,798	(100.0%)	—
Total	4,798	(100.0%)	—
b. Amount of fees paid
(Thousand yen)

	Total amount of	Breakdown of transactions with related parties and major shareholders
	fees, etc. paid	(Note 1)
Account	(A)	Payee	Amount paid (B)	(B)/(A)
Management outsourcing expenses	309,395	HEIWA REAL ESTATE CO., LTD.	13,681	4.4%
		HEIWA SERVICE CO., LTD.	38,763	12.5%
Non-life insurance premiums	4,286	HEIWA SERVICE CO., LTD.	4,286	100.0%

(Note 1)	Related parties are related parties of the asset manager that has signed an asset management consignment agreement with the Investment Corporation as defined in Article 201, Paragraph 1 of the Investment Trusts Act , Article 123 of the Enforcement Order of the Investment Trusts and Investment Corporations Act (Government Order No. 480, 2000; as amended), and Article 26, Item 27 of the Regulations Regarding Management Report of the Investment Trusts and Investment Corporations set by The Investment Trusts Association, Japan. Major shareholders are the major shareholders of the asset manager as defined in Article 29-4, Paragraph 2 of the Financial Instruments and Exchange Act (Act No. 25, 1948; as amended).

(Note 2)	“Purchase/sale price, etc.” indicate the sale price provided for in the sale agreement on real estate or beneficiary rights of real estate in trust.

(Note 3)	The figure in the parenthesis indicates the ratio to each total amount.

(Note 4)	In addition to the above, the payment for repairs, etc. made to related parties, etc. or major shareholders during the fiscal period is as follows.

HEIWA SERVICE CO., LTD.	1,759,000 yen
(5) Transactions with the asset manager relating to the concurrent businesses of the asset manager
     There is no applicable item because the Investment Corporation’s asset manager, HEIWA REAL ESTATE Asset Management CO., LTD., does not conduct any concurrent businesses in the type I financial instruments business, type II financial instruments business, real estate brokerage or real estate syndication.

7. Accounting
(1) Assets, liabilities, principal, profits and losses
Please refer to the attached “Balance Sheets,” “Statements of Income,” “Statements of Changes in Unitholders’ Equity,” “Notes to financial statements” and “Statements of Cash Distributions.”
(2) Change in method for calculating depreciation
Not applicable.
(3) Change in method for valuating real estate, etc.
Not applicable.
(4) In-house set beneficiary certificates in investment trusts, etc.
a. Status of acquisition, etc.
The following is the state of the Investment Corporation’s investment units owned by the asset manager.

				Number of
	Number of investment units		Number of investment	investment units
Date	acquired (units)		units disposed (units)	owned (units)
January 31, 2002		1,000	—	1,000
October 19, 2004	Consolidation of 5 units into 1:	-800	—	200
November 11, 2004		231	—	431
March 7, 2005		200	—	631
Total		631	—	631
b. Status of holding

		Total amount of	Ratio to total
	Number of investment units	holdings at end of the	investment units
	owned at end of the fiscal	fiscal period (Note)	issued and
	period (units)	(million yen)	outstanding (%)
8th fiscal period from June 1, 2005 to November 30, 2005	631	301	1.3
9th fiscal period from December 1, 2005 to May 31, 2006	631	301	1.0
10th fiscal period from June 1, 2006 to November 30, 2006	631	301	1.0
11th fiscal period from December 1, 2006 to May 31, 2007	631	301	0.6
12th fiscal period from June 1, 2007 to November 30, 2007	631	301	0.6
13th fiscal period from December 1, 2007 to May 31, 2008	631	301	0.6
14th fiscal period from June 1, 2008 to November 30, 2008	631	301	0.6
15th fiscal period from December 1, 2008 to May 31, 2009	631	301	0.6
16th fiscal period from June 1, 2009 to November 30, 2009	631	301	0.5
17th fiscal period from December 1, 2009 to May 31, 2010	631	301	0.5

(Note)	“Total amount of holdings at end of the fiscal period” indicates the acquisition price.

8. Others
(1) Notice
     a. General meeting of unitholders
     In the fiscal period under review, the 11th General Meeting of Unitholders of the Investment Corporation was held. The outline of major proposals that were approved at the general meeting is as follows.

Approval date	Proposal	Outline
December 11, 2009	Election of 1 executive director	Masaaki Higashihara was elected as Executive Director.
	Election of 1 substitute executive director	Eiji Oka was elected as Substitute Executive Director.
     b. Investment corporation board of directors meeting
     The Investment Corporation board of directors meeting was held on June 21, 2010 after the closing date for the fiscal period under review. The outline of the major proposals approved is as follows. For details of each item, please refer to a. and b. of “1. Overview of asset management, (6) Significant subsequent events after the settlement of accounts.”

Approval date	Item	Outline
June 21, 2010	The Investment Corporation’s merger	Decided to enter into an absorption-type merger agreement with the Investment Corporation as the surviving corporation and JSR as the dissolved corporation.
	Split of investment units of the Investment Corporation	Decided to split the Investment Corporation’s 1 investment unit into 4 units.
(2) Treatment of fractions of monetary amounts and ratios
Unless otherwise indicated, fractions below the shown monetary amounts are discarded, and figures below the shown ratios are rounded off to the nearest specified unit.

II. Balance Sheets
(Thousand yen)

	Previous fiscal period (for reference)		Fiscal period under review
	(as of November 30, 2009)		(as of May 31, 2010)

Assets
Current assets
Cash and deposits	*1	6,770,811	*1	4,098,754
Cash and deposits in trust	*1	2,200,002	*1	2,915,488
Operating accounts receivable		14,845		24,780
Prepaid expenses		243,430		169,807
Deferred tax assets		—		21
Other		434		97,097

Total current assets		9,229,523		7,305,950

Fixed assets
Tangible fixed assets
Buildings	*1	15,048,690	*1	15,152,725
Accumulated depreciation		-1,459,195		-1,729,129

Buildings, net		13,589,494		13,423,596

Structures	*1	71,184	*1	72,205
Accumulated depreciation		-16,179		-19,186

Structures, net		55,005		53,018

Machinery and equipment	*1	212,829	*1	214,829
Accumulated depreciation		-62,556		-73,274

Machinery and equipment, net		150,272		141,555

Tools, furniture and fixtures	*1	63,731	*1	68,564
Accumulated depreciation		-23,477		-28,400

Tools, furniture and fixtures, net		40,254		40,164

Land	*1	37,091,822	*1	37,091,822
Buildings in trust	*1	12,304,252	*1	13,005,033
Accumulated depreciation		-1,704,318		-1,896,319

Buildings in trust, net		10,599,933		11,108,714

Structures in trust	*1	59,719	*1	60,688
Accumulated depreciation		-13,270		-14,799

Structures in trust, net		46,448		45,889

Machinery and equipment in trust	*1	114,308	*1	115,880
Accumulated depreciation		-33,647		-37,431

Machinery and equipment in trust, net		80,661		78,448

Tools, furniture and fixtures in trust	*1	20,679	*1	25,371
Accumulated depreciation		-5,708		-7,433

Tools, furniture and fixtures in trust, net		14,970		17,937

Land in trust	*1	29,076,994	*1	33,373,413

Total tangible fixed assets		90,745,857		95,374,560

Intangible fixed assets
Leasehold right		715,719		715,719
Leasehold rights in trust	*1	843,410	*1	843,410
Other		217		172

Total Intangible fixed assets		1,559,347		1,559,302

Investments and other assets
Guarantee deposits		10,000		10,000
Long-term prepaid expenses		114,924		128,924
Other		33,755		40,263

Total Investments and other assets		158,679		179,187

Total fixed assets		92,463,885		97,113,050

Deferred assets
Investment unit issuance expenses		26,768		14,861
Investment corporation bond issuance costs		32,970		27,318

Total deferred assets		59,738		42,179

Total assets		101,753,147		104,461,180

(Thousand yen)

	Previous fiscal period (for reference)		Fiscal period under review
	(as of November 30, 2009)		(as of May 31, 2010)

Liabilities
Current liabilities
Operating accounts payable		201,301		213,265
Short-term loans	*1	8,500,000	*1	8,457,500
Long-term loans due within a year	*1	11,600,000	*1	6,965,000
Accrued expenses		484,591		535,456
Income taxes payable		490		633
Accrued consumption taxes		109,363		—
Advances received		346,314		411,310
Other		231,521		7,742

Total current liabilities		21,473,583		16,590,908

Noncurrent liabilities
Investment corporation bond		10,000,000		10,000,000
Long-term loans	*1	8,000,000	*1	14,537,000
Tenant leasehold and security deposits		1,548,166		1,508,951
Tenant leasehold and security deposits in trust		931,547		1,717,115

Total noncurrent liabilities		20,479,714		27,763,066

Total liabilities		41,953,297		44,353,975

Net assets
Unitholders’ equity
Unitholders’ capital		59,412,331		59,412,331
Surplus
Unappropriated retained earnings (undisposed loss)		387,519		694,874

Total surplus		387,519		694,874

Total unitholders’ equity		59,799,850		60,107,205

Total net assets	*2	59,799,850	*2	60,107,205

Total liabilities and net assets		101,753,147		104,461,180

III. Statements of Income
(Thousand yen)

	Previous fiscal period (for reference)		Fiscal period under review
	(from June 1, 2009		(from December 1, 2009
	to November 30, 2009)		to May 31, 2010)

Operating revenue
Real estate rent revenue	*1	2,565,203	*1	2,349,032
Other lease business revenue	*1	275,056	*1	354,181
Gain on sales of real estate properties	*2	49,507		—
Compensation for transfer of property		—		126,923

Total operating revenue		2,889,767		2,830,138

Operating expenses
Expenses related to rent business	*1	1,195,329	*1	1,203,593
Loss on sales of real estate properties	*2	369,934		—
Asset management fee		280,811		292,222
Asset custody fee		20,563		19,135
Administrative service fees		27,824		31,116
Directors’ compensations		4,800		7,645
Audit fee		9,200		8,300
Other operating expenses		65,665		49,920

Total operating expenses		1,974,127		1,611,933

Operating income		915,639		1,218,205

Non-operating income
Interest income		2,292		2,082
Reversal of distribution payable		689		912
Other		1,146		819

Total non-operating income		4,129		3,814

Non-operating expenses
Interest expenses		190,408		260,036
Borrowing related expenses		58,866		138,471
Interest expenses on investment corporation bonds		247,586		108,500
Amortization of investment corporation bond issuance costs		23,608		5,652
Amortization of investment unit issuance expenses		9,783		11,906
Other		1,410		1,574

Total non-operating expenses		531,665		526,141

Ordinary income		388,104		695,878

Income before income taxes		388,104		695,878

Income taxes-current		605		1,049
Income taxes-deferred		18		-21

Total income taxes		623		1,027

Net income		387,480		694,850

Retained earnings brought forward		38		23

Unappropriated retained earnings (undisposed loss)		387,519		694,874

IV. Statements of Changes in Unitholders’ Equity
(Thousand yen)

	Previous fiscal period (for reference)		Fiscal period under review
	(from June 1, 2009		(from December 1, 2009
	to November 30, 2009)		to May 31, 2010)

Unitholders’ equity
Unitholders’ capital
Balance at the end of previous period		56,412,305		59,412,331
Changes of items during the period
Issuance of new investment units		3,000,025		—

Total changes of items during the period		3,000,025		—

Balance at the end of current period	*1	59,412,331	*1	59,412,331

Surplus
Unappropriated retained earnings (undisposed loss)
Balance at the end of previous period		960,639		387,519
Changes of items during the period
Dividends from surplus		-960,601		-387,495
Net income		387,480		694,850

Total changes of items during the period		-573,120		307,354

Balance at the end of current period		387,519		694,874

Total unitholders’ equity
Balance at the end of previous period		57,372,945		59,799,850
Changes of items during the period
Issuance of new investment units		3,000,025		—
Dividends from surplus		-960,601		-387,495
Net income		387,480		694,850

Total changes of items during the period		2,426,905		307,354

Balance at the end of current period		59,799,850		60,107,205

Total net assets
Balance at the end of previous period		57,372,945		59,799,850
Changes of items during the period
Issuance of new investment units		3,000,025		—
Dividends from surplus		-960,601		-387,495
Net income		387,480		694,850

Total changes of items during the period		2,426,905		307,354

Balance at the end of current period		59,799,850		60,107,205

V. Notes to the Financial Statements
(Notes to matters concerning significant accounting policies)

	Previous fiscal period (for reference)		Fiscal period under review
	(from June 1, 2009		(from December 1, 2009
Item/Fiscal period	to November 30, 2009)		to May 31, 2010)
1. Depreciation method for fixedt assets	a. Tangible fixed assets (including real estate in trust) The straight-line method is applied. Useful life-spans of major tangible fixed assets are as follows:		a. Tangible fixed assets (including real estate in trust) Same as on the left.

	Buildings	2-50 years	b. Intangible assets
	Structures	4-50 years	Same as on the left.
	Machinery and equipment	3-30 years	c. Long-term prepaid expenses
	Tools, furniture and fixtures	4-15 years	Same as on the left.
b. Intangible assets The straight-line method is applied.
c. Long-term prepaid expenses The straight-line method is applied.

2. Accounting treatment of deferred assets	a. Investment unit issuance expenses Depreciated over three years using the straight-line method.		a. Investment unit issuance expenses Same as on the left.
	b. Investment corporation bond issuance costs Depreciated over the redemption period using the straight-line method.		b. Investment corporation bond issuance costs Same as on the left.

3. Accounting standards for revenue and expenses
Accounting treatment of fixed assets tax, etc. With regard to fixed assets tax, city planning tax, depreciable assets tax, etc. on real estate, etc. owned, the amount paid in the fiscal period of the amount of tax imposed was accounted for as expenses. At the time of acquiring real estate, etc., the Investment Corporation pays to the transferer the amount equivalent to fixed assets tax, etc. as adjustments for the initial fiscal period. This amount is not accounted for as expenses, but was included in the acquisition cost for the subject real estate, etc. In the fiscal period under review, there was no such amount included in the acquisition cost for real estate, etc.

Accounting treatment of fixed assets tax, etc. With regard to fixed assets tax, city planning tax, depreciable assets tax, etc. on real estate, etc. owned, the amount paid in the fiscal period of the amount of tax imposed was accounted for as expenses. At the time of acquiring real estate, etc., the Investment Corporation pays to the transferer the amount equivalent to fixed assets tax, etc. as adjustments for the initial fiscal period. This amount is not accounted for as expenses, but was included in the acquisition cost for the subject real estate, etc. In the fiscal period under review, such amount included in the acquisition cost for real estate, etc. is 15,455 thousand yen.

4. Method for hedge accounting	a. Hedge accounting method for deferred hedge, etc. The deferred hedge treatment is applied.		a. Hedge accounting method for deferred hedge, etc. Same as on the left.
	b. Hedging instruments and hedged targets Hedging instruments: Interest rate swap transactions Hedged targets: Interest rates on loans payable		b. Hedging instruments and hedged targets Same as on the left.
	c. Hedging policy The Investment Corporation conducts derivative transactions in accordance with its financial policy to hedge the risks provided for in the Articles of Incorporation.		c. Hedging policy Same as on the left.

d. Method for evaluating the effectiveness of hedging
The Investment Corporation evaluates the effectiveness of hedging by comparing the cumulative total of changes in cash flows for hedged targets with the cumulative total of changes in cash flows for hedging instruments, and verifying the ratio between the two changes. However, as for interest rate swap transactions that meet the requirement for special treatment, the evaluation of the said effectiveness is omitted.
d. Method for evaluating the effectiveness of hedging Same as on the left.

	Previous fiscal period (for reference)	Fiscal period under review
	(from June 1, 2009	(from December 1, 2009
Item/Fiscal period	to November 30, 2009)	to May 31, 2010)

5. Accounting treatment of beneficiary interests the trust assets of which are real estate	As for beneficiary interests the trust assets of which are real estate owned, all accounts of assets and liabilities within assets in trust as well as all revenue generated and expenses incurred from assets in trust are recorded in the relevant accounts of the Balance Sheets and the Statements of Income.
	Of the assets in trust recorded in the said accounts, the following important accounts are separately stated in the Balance Sheets.	Same as on the left.
(1) Cash and deposits in trust
(2) Buildings in trust Structures in trust Machinery and equipment in trust Tools, furniture and fixtures in trust Land in trust Leasehold rights in trust
(3) Tenant leasehold and security deposits in trust
6. Basic significant matters regarding the preparation of accounting documents	Accounting treatment of consumption tax, etc.
	The consumption tax and the local consumption tax are excluded from profits and losses. However, the consumption tax on fixed assets that is not subject to deductions is included in the acquisition cost for each asset.	Same as on the left.

(Notes to Balance Sheets)

	Previous fiscal period (for reference)		Fiscal period under review
Item/Fiscal period	(as of November 30, 2009)		(as of May 31, 2010)
*1 Assets pledged as collateral and obligations collateralized
	Assets pledged as collateral are as follows:		Assets pledged as collateral are as follows:
		(Thousand yen)		(Thousand yen)
	Cash and deposits	4,463,206	Cash and deposits	3,028,004
	Cash and deposits in trust	1,517,766	Cash and deposits in trust	2,318,122
	Buildings	13,337,802	Buildings	13,174,252
	Buildings in trust	7,271,532	Buildings in trust	7,725,616
	Structures	54,896	Structures	52,924
	Structures in trust	33,284	Structures in trust	33,403
	Machinery and equipment	150,272	Machinery and equipment	141,555
	Machinery and equipment in trust	43,938	Machinery and equipment in trust	43,332
	Tools, furniture and fixtures	40,254	Tools, furniture and fixtures	39,952
	Tools, furniture and fixtures in trust	8,093	Tools, furniture and fixtures in trust	9,554
	Land	36,576,545	Land	36,576,545
	Land in trust	16,412,160	Land in trust	20,708,579
	Leasehold rights in trust	843,410	Leasehold rights in trust	843,410

	Total	80,753,163	Total	84,695,254
	Obligations collateralized by the above assets are as follows:		Obligations collateralized by the above assets are as follows:
		(Thousand yen)		(Thousand yen)
	Short-term loans	8,500,000	Short-term loans	8,457,500
	Long-term loans due within a year	11,600,000	Long-term loans due within a year	6,965,000
	Long-term loans	8,000,000	Long-term loans	14,537,000

	Total	28,100,000	Total	29,959,500

*2 Minimum net assets provided for in Article 67, Paragraph 4 of the Investment Trusts Act
		50,000 thousand yen		Same as on the left.
(Notes to Statements of Income)

	Previous fiscal period (for reference)		Fiscal period under review
	(from June 1, 2009		(from December 1, 2009
Item/Fiscal period	to November 30, 2009)		to May 31, 2010)
*1 Breakdown of income (loss) on property leasing
		(Thousand yen)		(Thousand yen)
	A. Revenue from property leasing		A. Revenue from property leasing
	Rent revenue-real estate		Rent revenue-real estate
	Rent revenue	2,280,564	Rent revenue	2,084,346
	Communal charges income	284,638	Communal charges income	264,685

	Total	2,565,203	Total	2,349,032
	Other lease business revenue		Other lease business revenue
	Parking lot income	74,615	Parking lot income	66,175
	Incidental revenue	197,930	Incidental revenue	164,746
	Income related to cancellation penalty	611	Income related to cancellation penalty	5,783
	Miscellaneous income	1,898	Miscellaneous income	117,475

	Total	275,056	Total	354,181

	Total revenue from property leasing	2,840,259	Total revenue from property leasing	2,703,214
	B. Expenses from property leasing		B. Expenses from property leasing
	Expenses related to rent business		Expenses related to rent business
	Management outsourcing expenses	259,665	Management outsourcing expenses	309,395
	Taxes and public dues	184,100	Taxes and public dues	173,664
	Water, fuel and light expenses	125,759	Water, fuel and light expenses	104,530
	Repairing expenses	75,249	Repairing expenses	81,969
	Premiums	5,137	Premiums	4,286
	Trust fees	20,567	Trust fees	20,492
	Depreciation	506,399	Depreciation	491,001
	Other expenses related to rent business	18,449	Other expenses related to rent business	18,253

	Total expenses from property leasing	1,195,329	Total expenses from property leasing	1,203,593

	C. Income (loss) on property leasing (A-B)	1,644,930	C. Income (loss) on property leasing (A-B)	1,499,621

*2 Breakdown of gain (loss) on transactions of real estate, etc.
		(Thousand yen)
	Of-03 Dai-hyaku Seimei Shinjuku Bldg
	Income on sales of real estate, etc.	1,300,000
	Cost of sales of real estate, etc.	1,363,051
	Other expenses from sales	47,281

	Loss on sales of real estate, etc.	-110,333

	Of-04 Ebisu Square
	Income on sales of real estate, etc.	6,890,000
	Cost of sales of real estate, etc.	6,954,794
	Other expenses from sales	194,806

	Loss on sales of real estate, etc.	-259,601

	Of-18 M2 Harajuku (Note)
	Income on sales of real estate, etc.	1,414,136
	Cost of sales of real estate, etc.	1,348,865
	Other expenses from sales	15,762

	Gain on sales of real estate, etc.	49,507

(Note) As for Of-18: M2 Harajuku, part of the assets was transferred to the Tokyo government in relation to expropriation of land.

(Notes to Statements of Changes in Unitholders’ Equity)

	Previous fiscal period (for reference)		Fiscal period under review
Item/Fiscal period	(as of November 30, 2009)		(as of May 31, 2010)
*1 Total number of investment units authorized and number of investment units issued and outstanding
	Total number of investment units authorized	2,000,000 units	Same as on the left.
	Number of investment units issued and outstanding	131,891 units
(Notes regarding deferred tax accounting)

	Previous fiscal period (for reference)		Fiscal period under review
	(from June 1, 2009		(from December 1, 2009
Item/Fiscal period	to November 30, 2009)		to May 31, 2010)
1. Breakdown of major causes for the occurrence of deferred tax assets and liabilities
				(Thousand yen)
			(Deferred tax assets)
	__________________		Accrued enterprise tax excluded from expenses	21

			Total deferred tax assets	21

			(Net deferred tax assets)	21

2. Breakdown of major components that caused significant differences between the statutory tax rate and the burden rate of corporate tax, etc. after application of deferred tax accounting
	Statutory tax rate	39.33%	Statutory tax rate	39.33%
	(Adjustment)		(Adjustment)
	Deductible distributions paid	-39.27%	Deductible distributions paid	-39.27%
	Other	0.10%	Other	0.09%

	Burden rate of corporate tax, etc. after application of deferred tax accounting	0.16%	Burden rate of corporate tax, etc. after application of deferred tax accounting	0.15%

(Notes regarding fixed assets used by lease)

Previous fiscal period (for reference)	Fiscal period under review
(from June 1, 2009	(from December 1, 2009
to November 30, 2009)	to May 31, 2010)
Not applicable.	Same as on the left.
(Notes regarding transactions with related parties)
Previous fiscal period (for reference)(from June 1, 2009 to November 30, 2009)
(Thousand yen)

							Balance at
			Percentage		Transaction		end of fiscal
	Name of company,		of investment	Description of	amounts		period
Attribute	etc.	Business	units held (%)	transaction	(Note 1)	Account	(Note 1)
Major unitholder	HEIWA REAL ESTATE CO., LTD.	Real estate business	19.38	Management outsourcing expenses	16,091	Operating accounts payable	8,750

Major unitholder’s subsidary	HEIWA SERVICE CO., LTD.	Real estate management	None	Management outsourcing expenses	1,999	Operating accounts payable	1,228
				Non-life insurance premiums	1,956	Prepaid expenses	15,068
				Repairing expenses, etc.	2,712	Operating accounts payable	1,701
Asset custodian	Mizuho Trust & Banking Co., Ltd.	Trust banking	None	Compensation for general administrative services, etc.	8,352	—	—
				Trust fees	32,537	Operating accounts payable	14,700
				Brokerage fees	150,000	—	—
(Note 1) The consumption tax is not included in transaction amounts, but is included in the balance at the end of the fiscal period.
(Note 2) The transaction terms are determined based on actual market conditions.

Fiscal period under review (from December 1, 2009 to May 31, 2010)
(Thousand yen)

							Balance at
			Percentage		Transaction		end of fiscal
	Name of company,		of investment	Description of	amounts		period
Attribute	etc.	Business	units held (%)	transaction	(Note 1)	Account	(Note 1)
Major unitholder	HEIWA REAL ESTATE CO., LTD.	Real estate business	19.38	Management outsourcing expenses	13,681	Operating accounts payable	4,730
				Purchase of beneficiary right of real estate in trust (Note 3)	4,813,455	—	—

Major unitholder’s subsidary	HEIWA SERVICE CO., LTD.	Real estate management	None	Management outsourcing expenses	38,763	Operating accounts payable	8,313
				Non-life insurance premiums	4,286	Prepaid expenses	11,092
				Repairing expenses, etc.	1,759	Operating accounts payable	920

Asset custodian	Mizuho Trust & Banking Co., Ltd.	Trust banking	None	Compensation for general administrative services, etc.	9,086	—	—
				Trust fees	16,464	—	—
(Note 1)	The consumption tax is not included in transaction amounts, but is included in the balance at the end of the fiscal period.

(Note 2)	The transaction terms are determined based on actual market conditions.

(Note 3)	The purchase of beneficiary rights of real estate in trust is related to Kayabacho HEIWA Bldg. Its transaction amounts include the sale price provided for in sale agreement, etc., and the equivalents of the fixed assets tax and the city planning tax relating to the settlement with the seller, but do not include other various expenses for the acquisition.

(Notes regarding financial instruments)
Fiscal period under review (from December 1, 2009 to May 31, 2010)
1.	Status of financial instruments

(1)	Policy on dealing with financial instruments

When acquiring new real estate, etc. for investment, the Investment Corporation will obtain financing by borrowing from the bank, issuance of investment corporation bonds, or issuance of investment units. Derivative transactions are entered into for the purpose of hedging risks regarding changes in interest rates for the borrowings, and no speculative transactions will be made. Surplus funds may be invested in securities or monetary receivables, but they are not invested proactively.

(2)	Contents of and risks associated with financial instruments and the risk management system

Borrowings and investment corporation bonds are mainly applied to the acquisition of property or refinancing of existing borrowings or investment corporation bonds. These borrowings or corporation bonds are exposed to liquidity risks at the time of expiry or redemption; however, the Investment Corporation manages the financial instruments with a financing plan prepared by the Asset Management Company. Although borrowings with a floating rate are exposed to risks regarding changes in interest rates, some long-term borrowings are hedged by derivative transactions (interest swap transactions) in order to avoid the volatility risk on interest payable and fix interest rates. An evaluation of the efficiency of hedging has been omitted as the requirements for special treatment of interest swaps are satisfied. Derivative transactions are executed and managed in accordance with the provisions of the risk management policy and based on advice from the asset management company. In addition, derivative transactions are only executed with highly rated financial institutions in order to mitigate credit risks.

(3)	Supplementary explanation about prevailing values, etc. of financial instruments

The prevailing value of financial instruments includes the amount based on the market value, as well as the amount reasonably calculated if the market value is not available. Because such price is calculated based on certain assumptions, the price may differ if other assumptionst are applied. Further, the contract amount regarding derivative transactions described in “2. Market values, etc. of financial instruments” does not show the market risk regarding derivative transactions.

2.	Market values, etc. of financial instruments

Amounts of items posted on the Balance Sheets, market values of said items and the differences between these figures as of May 31, 2010 are as follows.

Items for which the ascertainment of a market value is extremely difficult are not included in the following table (see Note 2).

	Amount on Balance
	Sheets	Market value	Difference (thousand
	(thousand yen)	(thousand yen)	yen)
(1) Cash and deposits	4,098,754	4,098,754	—
(2) Cash and deposits in trust	2,915,488	2,915,488	—
(3) Short-term loans	8,457,500	8,457,500	—
(4) Long-term loans due within a year	6,965,000	6,963,080	-1,920
(5) Investment corporation bond	10,000,000	9,426,000	-574,000
(6) Long-term loans	14,537,000	14,585,724	48,724
(7) Derivative transactions	—	—	—

(Note 1)	Calculation method for the market values of financial instruments

(1)	Cash and deposits, and (2) Cash and cash equivalents in trust

As these are settled on a short-term basis, their market values are approximately equal to their book values. Hence, their book values are used as their market values.

(3)	Short-term loans

As these are settled on a short-term basis and their interest rates are variable, their market values are approximately equal to their book values. Hence, their book values are used as their market values.

(4)	Long-term loans due within a year, and (6) long-term loans

Long-term loans with variable-rates reflect market interest rates in a short period, their market values are considered to be approximate to their book values. Hence, their book values are used as their market values. Long-term loans payable whose interest rates are fixed due to interest rate swaps are subject to the exceptional treatment (see (7) b. below), and their market values are calculated by discounting the total sum of the principal and interest, which are treated as a single unit with the said interest rate swaps, using reasonably estimated interest rates that are applied when similar borrowings are conducted for the remaining period until maturity.

(5)	Investment corporation bonds

The reference values announced by financial data providers are used as their market values.

(7)	Derivative transactions

a.	Those which the hedge accounting does not apply to: Not applicable.

b.	Those which the hedge accounting applies to: The contract amount or the amount equivalent to the principal set forth in the contract, etc. for each method of hedge accounting on the closing date are as follows:
(Million yen)

		Major hedged	Contract amount, etc.
	Type	targets		More than 1 year	Market value
	Interest rate swap transaction:
Transaction other than market transaction	Receiving variable payments while paying fixed payments	Long-term loans payable	14,925	7,960	(*)
Total			14,925	7,960

(*)	As interest rate swaps subject to the exceptional treatment of interest rate swap are accounted for as a single item with underlying long-term loans, which are hedged items, their market values are included in those of long-term loans (see (6) above).

(Note 2) Financial instruments for which the ascertainment of a market value is extremely difficult

Amount on Balance Sheets
Classification	(thousand yen)
Tenant leasehold and security deposits *1	1,508,951
Tenant leasehold and security deposits in trust *1	1,717,115

*1	As for tenant leasehold and security deposits and tenant leasehold and security deposits in trust for lease properties, which have been deposited by the lessee, market prices are unavailable, and it is difficult to calculate the actual deposit period from the time when the lessee moves into to the time when the lessee leaves. For this reason, a reasonable estimation of cash flows has been determined to be extremely difficult, and therefore their market values are not disclosed.
(Note 3) Scheduled redemption amounts after the closing date of the current fisical period for monetary claims
(Thousand yen)

		From more than 1	From more than 2	From more than 3	From more than 4
	Within 1 year	year to 2 years	years to 3 years	years to 4 years	years to 5 years	Over 5 years
Cash and deposits	4,098,754	—	—	—	—	—
Cash and deposits in trust	2,915,488	—	—	—	—	—
Total	7,014,243	—	—	—	—	—
(Note 4) Scheduled repayment amounts after the closing date of the current fiscal period for investment corporation bonds, long-term loans and other interest-bearing liabilities
(Thousand yen)

		From more than 1	From more than 2	From more than 3	From more than 4
	Within 1 year	year to 2 years	years to 3 years	years to 4 years	years to 5 years	Over 5 years
Short-term loans	8,457,500	—	—	—	—	—
Investment corporation bond	—	—	10,000,000	—	—	—
Long-term loans	6,965,000	4,577,000	9,960,000	—	—	—
Total	15,422,500	4,577,000	19,960,000	—	—	—
(Additional information)
Beginning in the fiscal period under review, the Investment Corporation adopted the “Accounting Standards for Financial Instruments” (ASBJ Statement No. 10, March 10, 2008) and the “Guidance on Disclosures about the Market Value, etc. of Financial Instruments” (ASBJ Guidance No. 19, March 10, 2008).

(Notes regarding per unit information)

Previous fiscal period (for reference)		Fiscal period under review
(from June 1, 2009 to November 30, 2009)		(from December 1, 2009 to May 31, 2010)
Net assets per investment unit	453,403 yen	Net assets per investment unit	455,733 yen
Net income per investment unit	3,395 yen	Net income per investment unit	5,268 yen

Net income per investment unit is calculated by dividing net income by the daily weighted average number of investment units.		Same as on the left.

Net income per investment unit after adjustment for potential investment units is not stated as there are no potential investment units.
(Note) The basis for calculation of net income per unit is as follows.

	Previous fiscal period (for reference)	Fiscal period under review
	(from June 1, 2009 to November 30,	(from December 1, 2009 to May 31,
	2009)	2010)
Net income (thousand yen)	387,480	694,850
Amounts not attributable to common unitholders (thousand yen)	—	—
Net income attributable to common investment units (thousand yen)	387,480	694,850
Average number of investment units during the fiscal period (units)	114,113	131,891

(Notes regarding investment and rental property)
Fiscal period under review (from December 1, 2009 to May 31, 2010)
The Investment Corporation owns rental office buildings, rental housing, etc. in Tokyo Metropolis and other areas to earn rent revenues. As for these investment and rental property, the amount recorded on the Balance Sheets, the net change and market value for the fiscal period are as follows.
(Million yen)

Amount on Balance Sheets
Balance at end of the	Change for the fiscal period	Balance at end of the fiscal	Market value at end of the
previous period	under review	period under review	fiscal period under review
92,304	4,629	96,933	83,752
(Note 1) The amount recorded on the Balance Sheets is the acquisition cost, less accumulated depreciation.
(Note 2) The main net change for the fiscal period under review resulted from the acquisition of Kayabacho HEIWA Building (book value at the end of the fiscal period: 4,870 million yen).
(Note 3) The market value at the end of the fiscal period under review indicates the amount evaluated by an external real estate appraiser.
With regard to rental profits (losses) on investment and rental property for the period through May 2010, please refer to Notes to Statements of Income.
(Additional information)
Beginning in the fiscal period under review, the Investment Corporation adopted the “Accounting Standards for Disclosures about the Market Value, etc. of Investment and Rental Property” (ASBJ Statement No. 20, November 28, 2008) and the “Guidance on the Accounting Standards for Disclosures about the Market Value, etc. of Investment and Rental Property” (ASBJ Guidance No. 23, November 28, 2008).

(Notes regarding significant subsequent events)

Previous fiscal period (for reference)
(from June 1, 2009 to November 30, 2009)

Fiscal period under review
(from December 1, 2009 to May 31, 2010)

1. Merger of the Investment Corporation and Japan Single-residence REIT Inc.
(1) Purpose of the Merger
The Investment Corporation decided at its board of directors’ meeting held on June 21, 2010, to implement a merger (the “Merger”) with JSR as follows and executed a merger agreement (the “Merger Agreement”) with JSR as of June 21, 2010. The Investment Corporation and JSR have reached a mutual understanding that initiatives through the Merger to resolve their financial problems, including increases in the finance cost and concerns about refinancing, and to stabilize the financial base, as well as to expand the asset scale, to improve the portfolio quality by restructuring it and to improve liquidity of investment units would contribute to improving the unitholder value of both corporations. It is expected that the new investment corporation after the Merger will, as an integrated REIT, expand its assets while stabilizing its cash flow and balance sheets. The Investment Corporation and JSR will seek to implement the Merger in accordance with the Merger Agreement with support from both parties’ major unitholders and financial institutions. JSR and JSR’s asset management company, Japan Single-residence Asset Management Corp. (“JSAM”), have agreed to terminate the asset management agreement as of the effective date of the Merger, and the Asset Management Company will manage the assets of the new investment corporation after the Merger. Prior to the Merger, the Asset Management Company entered into share purchase agreements dated June 21, 2010 with JSAM parent company ASSL, Lehman Brothers, and daVinci (collectively, the “Share Purchase Agreements”) in order to acquire all of the JSAM shares in ASSL, Lehman Brothers, and daVinci and make JSAM its subsidiary (the “Share Purchases”).
(2) Method of the Merger
The Merger will be an absorption-type merger whereby the Investment Corporation will be the surviving corporation and JSR will be dissolved corporation.
(3) Unit Allocation Ratio
The Investment Corporation and JSR agreed to allot 3 units of the Investment Corporation per 1 unit of JSR at the time of the Merger, after splitting units as described in “2. Unit Split” below. (The merger ratio for the Merger before taking the unit split into consideration is 1 to 0.75.) If any event that may materially affect the basis for calculating the allotment ratio arises or is discovered, the Investment Corporation and JSR may change the allotment ratio upon agreement through mutual consultation.
(4) Timing of Merger
The Merger is scheduled to become effective as of October 1, 2010.
(5) Summary of Operation Results of Absorbed Corporation (JSR) for Previous Fiscal Period Ended in January 2010
Business Details: Investment in and management of specified assets such as real estate assets and real estate asset related securities

Operating Revenue:	1,766 million yen
Current Net Income:	236 million yen
Assets:	59,249 million yen
Liability:	31,749 million yen
Net Assets:	27,500 million yen
2. Unit Split
The Investment Corporation decided at its board of directors’ meeting held on June 21, 2010, to carry out a unit split (the “Unit Split”) as follows.
(1) Purpose of the Split

The merger ratio before taking the Unit Split into consideration is 1 unit of the Investment Corporation to 0.75 units of JSR. In the case of allotting units of the Investment Corporation at a ratio of 0.75 units of the Investment Corporation per 1 unit of JSR based on such merger ratio, a large number of unitholders of JSR will receive only fractional units of the Investment Corporation. Therefore, in order to allow the unitholders of JSR to continue to hold units of the Investment Corporation after the Merger, the Investment Corporation decided to carry out a 4-for-1 unit split for units of the Investment Corporation for the purpose of delivering one or more units of the Investment Corporation to all the unitholders of JSR. As a result of the Unit Split, 3 units (post-unit split) of the Investment Corporation per 1 unit of JSR will be allotted to the unitholders of JSR.

(2) Method of the Split

A 4-for-1 unit split for units of the Investment Corporation will be implemented to unitholders registered in the latest register of unitholders as of September 30, 2010, which is the day immediately prior to the effective date of the Merger. The Unit Split will become effective on October 1, 2010, the effective date of the Merger, on the condition that all of the conditions precedent set out in the Merger Agreement are satisfied.
(3) Number of Units to be Increased upon the Split
•	Investment Corporation’s issued units before the Split: 131,891 units

•	Number of units to be increased upon the Split: 395,673 units

•	Number of the Investment Corporation’s issued units after the Split: 527,564 units

•	Investment Corporation’s issued units after the Merger: 695,897 units (Note)
(Note) Number of units where 3 units (post-unit split) of the Investment Corporation per 1 unit of JSR are allocated upon the Merger for all JSR units. The total number of JSR units issued is 56,111 units.
Net assets and current net income per unit calculated on the assumption that the Unit Split had been implemented at the beginning of the previous fiscal period are as follows. Previous Fiscal Period (From June 1, 2009 to November 30, 2009)

Net assets per unit:	113,351 yen
Net income per unit:	849 yen
Net income per unit is calculated by dividing the net income per unit by the weighted daily average number of units. The amount of net income per unit after adjustment of potential units is not described because there are no potential units.
Current Fiscal Period (From December 1, 2009 to May 31, 2010)

Net assets per unit:	113,933 yen
Net income per unit:	1,317 yen
The current net assets per unit is calculated by dividing the net income per unit by the weighted daily average number of units. The amount of net income per unit after adjustment of potential units is not described because there are no potential units.

VI. Statements of Cash Distributions

	Previous fiscal period (for reference)	Fiscal period under review
	(from June 1, 2009	(from December 1, 2009
Item/Fiscal period	to November 30, 2009)	to May 31, 2010)
	(Yen)	(Yen)
I. Unappropriated retained earnings	387,519,070	694,874,026
II. Amount of dividends	387,495,758	694,801,788
(Distribution per investment unit)	(2,938)	(5,268)

III. Retained earnings carried forward	23,312	72,238

Calculation method for distributions	Pursuant to Article 32, Paragraph 1 of its Articles of Incorporation, the Investment Corporation distributes an amount in excess of 90% of its “distributable income” as defined in Article 67-15 of the Special Taxation Measures Law, but no more than the amount of unappropriated retained earnings. Based on such policy, the Investment Corporation decided as distributions to pay out 387,495,758 yen, which is the largest integral multiple of the number of investment units issued and outstanding (131,891 units), and not exceeding the unappropriated retained earnings.	Pursuant to Article 32, Paragraph 1 of its Articles of Incorporation, the Investment Corporation distributes an amount in excess of 90% of its “distributable income” as defined in Article 67-15 of the Special Taxation Measures Law, but no more than the amount of unappropriated retained earnings. Based on such policy, the Investment Corporation decided as distributions to pay out 694,801,788 yen, which is the largest integral multiple of the number of investment units issued and outstanding 131,891 units), and not exceeding the unappropriated retained earnings.

	The Investment Corporation does not distribute cash in excess of earnings stipulated in Article 32, Paragraph 2 of its Articles of Incorporation.	The Investment Corporation does not distribute cash in excess of earnings stipulated in Article 32, Paragraph 2 of its Articles of Incorporation.

VII. Statements of Cash Flows (reference information)

		(Thousand yen)
	Previous fiscal period	Fiscal period under review
	(from June 1, 2009	(from December 1, 2009
	to November 30, 2009)	to May 31, 2010)
Net cash provided by (used in) operating activities
Income before income taxes	388,104	695,878
Depreciation	506,399	491,001
Amortization of investment corporation bond issuance costs	23,608	5,652
Amortization of investment unit issuance expenses	9,783	11,906
Interest income	-2,292	-2,082
Interest expenses	437,995	368,536
Decrease (increase) in operating accounts receivable	16,132	-9,934
Decrease (increase) in consumption taxes refund receivable	—	-96,928
Increase (decrease) in accrued consumption taxes	103,373	-109,363
Decrease (increase) in long-term prepaid expenses	-30,908	-14,000
Increase (decrease) in operating accounts payable	-61,483	68,969
Increase (decrease) in accrued expenses	-40,911	9,381
Increase (decrease) in advances received	-73,387	64,996
Increase (decrease) in deposits received	3,090	-2,282
Decrease by sales of tangible fixed assets in trust	9,666,712	—
Other	55,093	-136,335

Subtotal	11,001,309	1,345,396

Interest income received	2,292	2,082
Interest expenses paid	-451,476	-327,053
Income taxes paid	-575	-562

Net cash provided by (used in) operating activities	10,551,550	1,019,862

Net cash provided by (used in) investing activities
Purchase of tangible fixed assets	-88,555	-146,400
Purchase of tangible fixed assets in trust	-12,970	-5,027,440
Proceeds from tenant leasehold and security deposits	40,015	71,672
Repayments of tenant leasehold and security deposits	-265,759	-102,067
Proceeds from tenant leasehold and security deposits in trust	160,726	905,896
Repayments of tenant leasehold and security deposits in trust	-519,790	-148,703
Proceeds from withdrawal of deposits in trust reserved for tenant leasehold and security deposits in trust	519,790	148,703
Depositing of deposits in trust for tenant leasehold and security deposits in trust	-160,726	-905,896

Net cash provided by (used in) investing activities	-327,269	-5,204,235

Net cash provided by (used in) financing activities
Increase in short-term loans	8,500,000	—
Decrease in short-term loans		-42,500

			(Thousand yen)
	Previous fiscal period		Fiscal period under review
	(from June 1, 2009		(from December 1, 2009
	to November 30, 2009)		to May 31, 2010)
Proceeds from long-term loans		—		6,577,000
Repayment of long-term loans		—		-4,675,000
Redemption of investment corporation bonds		-20,000,000		—
Proceeds from issuance of investment units		2,980,917		—
Dividends paid		-960,302		-388,890

Net cash provided by (used in) financing activities		-9,479,385		1,470,609

Net increase (decrease) in cash and cash equivalents		744,895		-2,713,763

Cash and cash equivalents at beginning of period		7,265,996		8,010,891

Cash and cash equivalents at end of period	*1	8,010,891	*1	5,297,127

(Note)	The Statements of Cash Flows was prepared in accordance with the “Rules for Terms, Formats and Preparation Method of Financial Statements” (Ministry of Finance Ordinance No. 59, 1963; as amended), and was attached as reference information. This Statements of Cash Flows is not subject to audit by an accounting auditor pursuant to the provisions of Article 130 of the Investment Trusts Act, and, as such, was not audited by the accounting auditor.
(Notes regarding matters concerning significant accounting policies) (reference information)

	Previous fiscal period	Fiscal period under review
Item/Fiscal period	(from June 1, 2009 to November 30, 2009)	(from December 1, 2009 to May 31, 2010)
Scope of funds in the Statements of Cash Flows	The funds in the Statements of Cash Flows consist of: cash on hand and cash in trust; deposits that can withdrawn at any time and deposits in trust; and short-term investments with a maturity of three months or less from the date of acquisition, which are readily convertible to cash and bear only an insignificant risk of price fluctuation.	Same as on the left.
(Notes regarding Statements of Cash Flows) (reference information)

	Previous fiscal period		Fiscal period under review
Item/Fiscal period	(from June 1, 2009 to November 30, 2009)		(from December 1, 2009 to May 31, 2010)
	(As of November 30, 2009)	(Thousand yen)	(As of May 31, 2010)	(Thousand yen)
*1 Relationship between the balance of cash and cash equivalents at end of the fiscal period and the amount stated in the Balance Sheets	Cash and deposits	6,770,811	Cash and deposits	4,098,754
	Cash and deposits in trust	2,200,002	Cash and deposits in trust	2,915,488
	Deposits in trust reserved for tenant leasehold and security deposits in trust (Note)	-959,921	Deposits in trust reserved for tenant leasehold and security deposits in trust (Note)	-1,717,115

	Cash and cash equivalents	8,010,891	Cash and cash equivalents	5,297,127

	(Note) Deposits in trust reserved for returning leasehold and security deposits by tenants		(Note) Deposits in trust reserved for returning leasehold and security deposits by tenants